Exhibit 3.1

No. 14654651

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

Articles of Association

of

AngloGold Ashanti plc

CONTENTS

1.	Exclusion of Model Articles	1
2.	Definitions	1
Shares		6
3.	Limited Liability	6
4.	Rights Attached to Shares	6
5.	Authority to Allot	6
6.	Disapplication of Pre-emption Rights	7
7.	The 20% Rule	7
8.	Redeemable Shares	7
9.	Variation of Rights	7
10.	Matters Not Constituting Variation of Rights	8
11.	Shares	8
12.	Payment of Commission	8
13.	Trusts Not Recognised	8
14.	Suspension of Rights Where Non-Disclosure of Interest	9
15.	Uncertificated Shares	11
16.	Right to Share Certificates	13
17.	Replacement of Share Certificates	13
18.	Execution of Share Certificates	14
19.	Share Certificates Sent at Holder’s Risk	14
20.	Company’s Lien on Shares Not Fully Paid	14
21.	Enforcing Lien by Sale	14
22.	Application of Proceeds of Sale	15

23.	Calls	15
24.	Timing of Calls	15
25.	Liability of Joint Holders	15
26.	Interest Due on Non-Payment	15
27.	Sums Due on Allotment Treated as Calls	16
28.	Power to Differentiate	16
29.	Payment of Calls in Advance	16
30.	Notice if Call or Instalment Not Paid	16
31.	Form of Notice if Call or Instalment Not Paid	16
32.	Forfeiture for Non-Compliance with Notice	17
33.	Notice after Forfeiture	17
34.	Sale of Forfeited Shares	17
35.	Arrears to be Paid Notwithstanding Forfeiture	17
36.	Statutory Declaration as to Forfeiture	17
37.	Transfer	18
38.	Signing of Transfer	18
39.	Rights to Decline Registration of Partly Paid Shares	18
40.	Other Rights to Decline Registration	18
41.	No Fee for Registration	19
42.	Untraced Shareholders	19
43.	Transmission on Death	20
44.	Entry of Transmission in Register	21
45.	Election of Person Entitled by Transmission	21
46.	Rights of Person Entitled by Transmission	21
47.	Sub-division	22

48.	Fractions	22
Shareholder meetings		22
49.	Participation in General Meetings	22
50.	Electronic Facilities and Satellite Meetings	23
51.	Omission or Non-Receipt of Notice	24
52.	Changes to Arrangements for General Meetings	24
53.	Quorum	24
54.	Procedure if Quorum Not Present	24
55.	Security, Health and Safety and Access Arrangements	25
56.	Chair of General Meeting	25
57.	Orderly Conduct	26
58.	Entitlement to Attend and Speak	26
59.	Adjournments	26
60.	Notice of Adjournment	27
61.	Amendments to Resolutions	27
62.	Amendments Ruled Out of Order	28
63.	Votes of Members	28
64.	Method of Voting	28
65.	Procedure if Poll Demanded	29
66.	When Poll is to be Taken	29
67.	Continuance of Other Business after Poll Demand	29
68.	Votes of Joint Holders	29
69.	Voting on behalf of Incapable Member	29
70.	No Right to Vote where Sums Overdue on Shares	30
71.	Objections or Errors in Voting	30

72.	Appointment of Proxies	30
73.	Receipt of Proxies	31
74.	Maximum Validity of Proxy	32
75.	Form of Proxy	33
76.	Cancellation of Proxy’s Authority	33
77.	Separate General Meetings	33
78.	Shareholders’ resolutions and requisitioned meetings	33
Directors		36
79.	Number of Directors	36
80.	Nationality of Directors	36
81.	Power of Company to Appoint Directors	36
82.	Power of Directors to Appoint Directors	36
83.	Annual Retirement of Directors	37
84.	Filling Vacancies	37
85.	Power of Removal by Special Resolution	37
86.	Persons Eligible as Directors	37
87.	Position of Retiring Directors	39
88.	Vacation of Office by Directors	39
89.	Alternate Directors	40
90.	Executive Directors	41
91.	Directors’ Fees	41
92.	Additional Remuneration	41
93.	Expenses	42
94.	Pensions and Gratuities for Directors	42
95.	Directors’ Interests	42

96.	General Powers of Company Vested in Directors	47
97.	Change of Name	47
98.	Borrowing Powers	47
99.	Agents	48
100.	Delegation to Individual Directors	48
101.	Registers	49
102.	Provision for Employees	49
103.	Use of Seals	49
104.	Indemnity of Directors	49
Directors’ meetings		50
105.	Directors’ Meetings	50
106.	Notice of Directors’ Meetings	50
107.	Quorum	50
108.	Directors below Minimum through Vacancies	50
109.	Appointment of Chair	50
110.	Competence of Meetings	51
111.	Voting	51
112.	Delegation to Committees	51
113.	Participation in Meetings	52
114.	Resolution in Writing	52
115.	Validity of Acts of Directors or Committee	52
Dividends		52
116.	Declaration of Dividends by Company	52
117.	Payment of Interim and Fixed Dividends by Directors	52
118.	Calculation and Currency of Dividends	53

119.	Amounts Due on Shares can be Deducted from Dividends	53
120.	No Interest on Dividends	53
121.	Payment Procedure	53
122.	Uncashed Dividends	55
123.	Forfeiture of Unclaimed Dividends	55
124.	Dividends Not in Cash	56
125.	Scrip Dividends	56
126.	Power to Capitalise Reserves and Funds	58
127.	Settlement of Difficulties in Distribution	59
128.	Power to Choose Any Record Date	59
Service of notices		59
129.	Strategic Reports with Supplementary Material	59
130.	Method of Service	60
131.	Record Date for Service	61
132.	Members on Branch Registers	61
133.	Service of Notices on Persons Entitled by Transmission	61
134.	Deemed Delivery	62
135.	Notice When Post Not Available	63
General		63
136.	Inspection of Records	63
137.	Presumptions Where Documents Destroyed	63
Disclosure and takeovers		64
138.	General disclosure requirements	64
139.	Mandatory offers	66
140.	Voluntary offers	68

141.	General takeover provisions and enforcement	69
142.	Exclusive jurisdiction	74
GLOSSARY		75

ARTICLES OF ASSOCIATION

of

AngloGold Ashanti plc

(Articles adopted on 25 September 2023)

1.	Exclusion of Model Articles

The articles prescribed in any legislation relating to companies do not apply as the articles of the company.

2.	Definitions

(A)
The following table gives the meaning of certain words and expressions as they are used in these articles.  However, the meaning given in the table does not apply if it is not consistent with the context in which a word or expression appears.  At the end of these articles there is a Glossary which explains various words and expressions which appear in the text.  The Glossary is not part of the articles and does not affect their meaning.

“address”	includes a number or address used for sending or receiving documents or information by electronic means;
“AGA”	AngloGold Ashanti Limited, a company incorporated in South Africa with Registration No.: 1944/017354/06;
“AGA scheme”
means the scheme of arrangement under the Companies Act, 71 of 2008 (South Africa), to be entered into between AGA and its shareholders pursuant to which it is proposed that the company will become the ultimate holding company of the AngloGold Ashanti group;

“amount” (of a share)	this refers to the nominal amount of the share;
“these articles”	means these articles of association, including any changes made to them, and the expression “this article” refers to a particular article in these articles of association;
“beneficial owner” (and related terms)	has the meaning given to it in Rule 13d-3 of the Exchange Act;

“certificated share”	means a share which is normally held in certificated form;
“chair”	means the chair of the board of directors;
“clear days”	in relation to the period of a notice, means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;
“depositary”
means any depositary, clearing agency, custodian, nominee or similar entity authorised under arrangements entered into by the company or otherwise approved by the directors that holds legal title to shares for the purposes of facilitating beneficial ownership of such shares (or the transfer thereof) by other persons, and may include a person that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and that issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests and shall include, where so approved by the directors, the trustees (acting in their capacity as such) of any employees’ share scheme established by the company, and, for the avoidance of doubt, the DTC depositary;

“directors”
means the executive and non-executive directors of the company who make up its board of directors (and “director” means any one of them) or, where applicable, the directors present at a meeting of the directors at which a quorum is present;

“DTC depositary”	means any depositary, clearing agency, custodian, nominee or similar entity that holds legal title to the shares in the capital of the company for The Depository Trust Company, including Cede & Co.;
“electronic facility”
includes (without limitation) website addresses and conference call systems and any device, system, procedure, method or other facility providing an electronic means of attendance at and/or participation in a general meeting decided by the directors under these articles and available in respect of that meeting;
“Exchange Act”	means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations promulgated thereunder;
“holder”	in relation to any share, means the person whose name is entered in the register as the holder of that share;
“independent third party sale”
means an outright sale of shares to a person who is an independent third party who is not connected with the seller of the shares or with any person appearing to be interested in the shares.  Any sale through any stock exchange or by way of acceptance of a takeover offer will be treated as an outright sale to an independent third party.  For this purpose, any associate (as that term is defined in section 435 of the Insolvency Act 1986) is included in the class of persons who are connected with the shareholder or any person appearing to be interested in the shares;

“legislation”
means every statute (and any orders, regulations or other subordinate legislation made under it) applying to the company and any rules and regulations of the New York Stock Exchange and the Johannesburg Stock Exchange, for so long as they apply to the company;

“longstop date”
means (i) the date specified in the scheme document to be published by AGA in connection with the AGA scheme as being the effective date of the AGA scheme; or (ii) such other date as the company may, in its sole discretion, determine;

“ordinary shareholder”	means a holder of ordinary shares;
“ordinary shares”	means the company’s ordinary shares;
“paid up”	means paid up or treated (credited) as paid up;
“pay”	includes any kind of reward or payment for services;
“public announcement”	means disclosure in a press release reported by a United Kingdom or United States news service or in a document filed or furnished by the company with or to the U.S. Securities and Exchange Commission;
“register”
means the company’s register of shareholders and, at any time when the company has shares in issue which are uncertificated shares, means the operator register of members (maintained by the operator of a relevant system) and the issuer register of members (maintained by the company);

“relevant system”
means the computer-based system, and procedures, which enable title to units of share to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters in accordance with the uncertificated securities rules;

“seal”	means any common or official seal that the company may be permitted to have under the legislation;
“secretary”
means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the directors to perform any of the duties of the secretary;

“Securities Act”	means the Securities Act of 1933 of the United States, as amended, and the rules and regulations promulgated thereunder;
“shareholder”	means a holder of the company’s shares;
“Takeover Code”	means the City Code on Takeovers and Mergers as promulgated by the Takeover Panel, as amended and/or supplemented from time to time;
“Takeover Panel”	means the Panel on Takeovers and Mergers or such other authority designated as the supervising authority in the United Kingdom to carry out certain regulatory functions in relation to takeovers;
“the office”	means the company’s registered office;
“uncertificated securities rules”	means any provision in the legislation of England and Wales which relates to uncertificated shares or to the transfer of uncertificated shares or how the ownership of uncertificated shares is evidenced;
“uncertificated share”	means a share which is noted on the shareholders’ register as being held in uncertificated form;
“United Kingdom”	means Great Britain and Northern Ireland; and
“working day”
means a day (other than a Saturday, Sunday or public holiday) when banks are open for business in the City of London, New York City and Johannesburg (other than for trading and settlement solely in euro).

(B)
References in these articles to a document being “signed” or to “signature” include references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the legislation.

(C)
References in these articles to “writing” and to any form of “written” communication include references to any method of representing or reproducing words, symbols or other information in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

(D)
Any words or expressions defined in the legislation in force when these articles or any part of these articles are adopted will (if not inconsistent with the subject or context in which they appear) have the same meaning in these articles or that part save the word “company” includes any body corporate.

(E)	References to a meeting:

(i)
refer to a meeting convened and held in any manner permitted by these articles, including a general meeting at which any of those entitled to be present attend and participate by means of an electronic facility and/or attend and participate at a satellite meeting, and such persons shall be deemed to be present at that meeting for all purposes of the legislation and these articles and “attend”, “attending”, “attendance”, “participate”, “participating” and “participation” shall be construed accordingly; and

(ii)	will not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

(F)	Headings in these articles are only included for convenience. They do not affect the meaning of these articles.

(G)
Where these articles refer to a person who is entitled to a share by law, this means a person who has been noted in the register as being entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law.

(H)	A reference to any statute, statutory provision or listing rule shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re- enacted.

(I)	In these articles:

(i)	powers of delegation shall not be restrictively construed, but the widest interpretation shall be given to them;

(ii)	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and

(iii)
except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other person who is for the time being authorised to exercise it.

Shares

3.	Limited Liability

The liability of the company’s members is limited to any unpaid amount on the shares in the company held by them.

4.	Rights Attached to Shares

The company can issue shares with any rights or restrictions attached to them as long as this is not restricted by any rights attached to existing shares.  These rights or restrictions can be decided either by an ordinary resolution passed by the shareholders or by the directors as long as there is no conflict with any resolution passed by the shareholders.  These rights and restrictions will apply to the relevant shares as if they were set out in these articles.

5.	Authority to Allot

The directors are generally and unconditionally authorised to:

(i)
allot shares in the company, and to grant rights to subscribe for or convert any security into shares in the company, up to a nominal amount of $253,659,735, such authority to apply until the date that is five years after the date on which these articles were adopted; and

(ii)
make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted after the expiry of the authority described in (i) above and the directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired, provided that the offer or agreement was made before the authorisation expired.

6.	Disapplication of Pre-emption Rights

The directors may allot equity securities (as defined in the Companies Act 2006) pursuant to article 5 and/or sell ordinary shares held by the company as treasury shares for cash as if section 561 of the Companies Act 2006 did not apply to any such allotment or sale, provided that such power shall apply until the date that is five years after the date on which these articles were adopted and shall be in addition to any power granted to the directors by a special resolution of the company.

7.	The 20% Rule

With effect from implementation of the AGA scheme, and notwithstanding anything to the contrary in these articles, the company will comply with the requirements of Rule 312.03(c) of the New York Stock Exchange’s Listed Company Manual and related definitions (such rule, the “20% Rule”) as if the 20% Rule applied to the company. Any shareholder approval required under the 20% Rule shall be by way of an ordinary resolution of the shareholders.

8.	Redeemable Shares

Subject to any rights attached to existing shares, the company can issue shares which can be redeemed.  This can include shares which can be redeemed if the holders want to do so, as well as shares which the company can insist on redeeming.  The directors can decide on the terms and conditions and the manner of redemption of any redeemable share.  These terms and conditions will apply to the relevant shares as if they were set out in these articles.

9.	Variation of Rights

If the legislation allows this, the rights attached to any class of shares can be changed in a way provided by those rights or if no such provision is made, if the change is approved either in writing by shareholders holding at least three quarters of the issued shares of that class by amount (excluding any shares of that class held as treasury shares) or by a special resolution passed at a separate meeting of the holders of the relevant class of shares.  This is called a “class meeting”.

All the articles relating to general meetings will apply to any such class meeting, with any necessary changes.  The following changes will also apply:

(i)
a quorum is one or more shareholders present in person or by proxy who together hold at least one third in amount of the issued shares of the class (excluding any shares of that class held as treasury shares) provided that where a shareholder is present by one or more proxies, each proxy shall be treated as holding only the shares in respect of which it is authorised to exercise voting rights;

(ii)	any shareholder who is present in person or by proxy and entitled to vote can demand a poll; and

(iii)	at an adjourned meeting, one person entitled to vote and who holds shares of the class, or a proxy for such person, will be a quorum.

The provisions of this article will apply to any change of rights of shares forming part of a class.  Each part of the class which is being treated differently is treated as a separate class in applying this article.

10.	Matters Not Constituting Variation of Rights

If new shares are created or issued which rank equally with, or subsequent to, any other existing shares, or if the company purchases or redeems any of its own shares or makes any other return of capital on any other class of shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

11.	Shares

(A)
The directors can decide how to deal with any shares in the company.  They can, for instance, offer the shares for sale, reclassify them, grant options to acquire them, allot them or dispose of the shares in any other way.  The directors are free to decide who they deal with, when they deal with the shares and the terms on which they deal with the shares.  However, in making their decision they must take account of:

(i)	the provisions of the legislation relating to authority, pre-emption rights and other matters;

(ii)	the provisions of these articles;

(iii)	any resolution passed by the shareholders; and

(iv)	any rights attached to existing shares.

(B)
Subject to the remaining terms of these articles, the ordinary shares shall have attached to them full voting, dividend and capital distribution rights, including on a winding up; they do not confer any rights of redemption.

12.	Payment of Commission

In connection with any share issue or any sale of treasury shares for cash, the company can use all the powers given by the legislation to pay a commission or brokerage.  The company can pay the commission in cash or by allotting fully or partly-paid shares or other securities or by a combination of both.

13.	Trusts Not Recognised

The company will only be affected by, or recognise, a current and absolute right to whole shares.  The fact that any share, or any part of a share, may not be owned outright by the registered owner (for example, where a share is held by one person as a nominee or otherwise as a trustee for another person) is not of any concern to the company.  This applies even if the company knows about the ownership of the share.  The only exceptions to this are where the rights of the kind described are expressly given by these articles or are of a kind which the company has a legal duty to recognise.

14.	Suspension of Rights Where Non-Disclosure of Interest

(A)
The company can, under the legislation, send out notices to those it knows or has reasonable cause to believe have an interest in its shares.  In the notice, the company will ask for details of those who have an interest and the extent of their interest in a particular holding of shares. In these articles this notice is referred to as a “statutory notice”. A person who fails to give the information requested by a statutory notice or makes a false or inadequate statement as referred to in article 14(B) is referred to as an “identified person”. The shares in respect of which an identified person fails to give the information requested by a statutory notice or makes a false or inadequate statement as referred to in article 14(B) are referred to as the “identified shares”.

(B)
Where a person receives a statutory notice, they must comply with it within a reasonable period and in any event within 14 days. If the person does not do so or if the person makes a statement in response to the notice which is false or inadequate in some important way, then the company shall have the power, in respect of any identified shares, to:

(i)	determine that the identified shares no longer give the shareholder who holds such identified shares or any other person any right to attend, either personally or by proxy, a shareholders’ meeting;

(ii)
determine that any votes cast or purported to be cast by or on behalf of the identified person (or any person acting in concert with them) or in respect of the identified shares, shall be disregarded and not taken into account at any general meeting or at any separate meeting of the holders of a class of shares or on any poll;

(iii)
determine that, without prejudice to the right of any shareholder under the legislation, the identified shares no longer give the holder of the identified shares or any other person any right to requisition a resolution at an annual general meeting and/or to call a general meeting;

(iv)
determine that any dividend or other distribution (or any part of a dividend or other distribution) or other amount payable in respect of the identified shares shall be withheld by the company, which shall have no obligation to pay interest on it, and that the identified person shall not be entitled to elect to receive shares instead of a dividend;

(v)
determine that no transfer of any certificated identified shares to or from the identified person (or any person acting in concert with them) shall be registered unless the directors are satisfied that the transfer would constitute an independent third party sale. In order to enforce the restriction in this sub-paragraph (which, for the avoidance of doubt, shall not apply to any shares held by a DTC depositary), the directors can give notice to the relevant shareholder requiring the shareholder to change identified shares which are uncertificated shares to certificated shares by the time given in the notice and to keep them in certificated form for as long as the directors require.  The notice can also say that the relevant shareholder may not change any identified shares which are certificated shares to uncertificated shares.  If the shareholder does not comply with the notice, the directors can authorise any person to instruct the operator of the relevant system to change any identified shares which are uncertificated shares to certificated shares in the name and on behalf of the relevant shareholder; and/or

(vi)
where the identified person is not a shareholder, the directors can require the shareholder holding the identified shares to transfer, at the company’s direction, the identified shares to the identified person or to such other nominee as the company may determine in its sole discretion for nil consideration and on such other terms and conditions as the company may determine. To give effect to any transfer of shares required under this article, the holder of the identified shares hereby irrevocably and unconditionally appoints the company as its attorney to transfer the identified shares and do all such other things and execute and deliver all such documents or deeds as may, in the sole discretion of the company, be necessary or desirable to transfer the identified shares on such terms and conditions as the company may determine. The company, as attorney, shall be empowered to execute and deliver as transferor a stock transfer form on behalf of the relevant shareholder and the company may register the transferee as holder thereof and issue to it certificates for the identified shares. The provisions of this article 14(B)(vi)  shall not apply to any identified shares held by a DTC depositary.

(C)
Where the company decides to exercise any of the powers set out in (B) above, it shall send out a notice, known as a “restriction notice”, to the identified person notifying them of this and specifying which of the powers the company is exercising in respect of the identified shares. The exercise of any of the powers set out in (B) above by the company shall not be effective until a restriction notice in respect of such exercise has been delivered to the identified person.

(D)
Once a restriction notice has been given, the directors are free to cancel it or exclude any shares from it at any time they think fit.  In addition, they must cancel the restriction notice within seven days of being satisfied that all information requested in the statutory notice has been given.  Also, where the identified person has proved to the reasonable satisfaction of the company that it has transferred its interest in any of the identified shares to a new beneficial owner and the directors are satisfied that such transfer was an independent third party sale, they must cancel the restriction notice within seven days of receipt of notification of the sale.  If a restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld will be paid to the person who would have been entitled to them or as that person directs.

(E)
The restriction notice will apply to any further shares issued in right of the identified shares.  The directors can also make the restrictions in the restriction notice apply to any right to an allotment of further shares associated with the identified shares.

(F)
If an identified person receives a restriction notice, the identified person can ask the company for a written explanation of why the notice was given, or why it has not been cancelled.  The company must respond within 14 days of receiving the request.

(G)
If the company gives a statutory notice or a restriction notice to a person it has reasonable cause to believe has an interest in any of its shares, it will also give a copy at the same time to the person who is the registered holder of the identified shares.  If the company does not do so or the registered holder does not receive the copy, this will not invalidate the statutory notice or the restriction notice.

(H)
If the company gives a statutory notice to a person it has reasonable cause to believe has an interest in any of its shares and such shares are held by a depositary, the provisions of this article 14 shall be deemed to apply only to those identified shares held by the depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the depositary in which such person does not appear to have an interest.

(I)
If a statutory notice has been served by the company on a DTC depositary, the obligation of the DTC depositary shall be limited to disclosing to the company such information relating to any person appearing interested in the shares held by it as has been recorded by the DTC depositary and the provision of such information shall be at the company’s cost.

(J)	This article does not restrict in any way the provisions of the legislation which apply to failures to comply with notices under the legislation.

15.	Uncertificated Shares

(A)
The directors can allow the ownership of shares to be evidenced without share certificates and for these shares to be held, evidenced and transferred through a relevant system, provided they comply with the uncertificated securities rules.

Uncertificated shares do not form a class of shares separate from certificated shares with the same rights.

(B)	If the company has any shares in issue which are uncertificated shares, these articles apply to those shares, but only as far as they are consistent with:

(i)	holding shares in an uncertificated form;

(ii)	transferring shares through a relevant system;

(iii)	any provision of the uncertificated securities rules; or

(iv)	the company exercising any of its powers or functions or doing anything through the relevant system;

and, without affecting the general nature of this article, no provision of these articles applies so far as it is inconsistent with the maintenance, keeping or entering up of a register of securities in respect of uncertificated shares which is maintained by the operator of a relevant system, so long as that is permitted or required by the uncertificated securities rules.

(C)
Uncertificated shares can be changed to become certificated shares and certificated shares can be changed to become uncertificated shares, provided the requirements of the uncertificated securities rules are met.

(D)
If under these articles or the legislation the company can sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these articles and the legislation, the directors may:

(i)
require the holder of that uncertificated share by written notice to change that uncertificated share to a certificated share within a period specified in the notice and to keep it as a certificated share for as long as the directors require;

(ii)
appoint any person to take any other steps in the name of the holder of that share as may be necessary to effect the transfer of that share and these steps will be as effective as if they had been taken by the registered holder of that share; and

(iii)
take any other action that the directors consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

(E)	Unless the directors decide otherwise, uncertificated shares held by a shareholder will be treated as separate holdings from any certificated shares which that shareholder holds.

(F)
Unless the uncertificated securities rules otherwise require or the directors otherwise determine, shares which are issued or created from or in respect of uncertificated shares will be uncertificated shares and shares which are issued or created from or in respect of certificated shares will be certificated shares.

(G)
The company can assume that entries on any record of securities kept by it as required by the uncertificated securities rules and regularly reconciled with the relevant operator register of securities are a complete and accurate reproduction of the particulars entered in the operator register of securities and therefore will not be liable in respect of anything done or not done by or on its behalf in reliance on such assumption; in particular, any provision of these articles which requires or envisages action to be taken in reliance on information contained in the register allows that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

16.	Right to Share Certificates

(A)
When a shareholder is first registered as the holder of any class of certificated shares, the shareholder is entitled, free of charge, to one certificate for all of the certificated shares of that class which they hold.  If a shareholder holds certificated shares of more than one class, the shareholder is entitled to a separate share certificate for each class.  This does not apply if the legislation allows the company not to issue share certificates.

(B)	If a shareholder receives more certificated shares of any class, the shareholder is entitled, without charge, to a certificate for the extra shares.

(C)
If a shareholder transfers some of the shares represented by a share certificate, the shareholder is entitled, free of charge, to a new certificate for the balance to the extent the balance is to be held in certificated form.

(D)
Where a certificated share is held jointly, the company does not have to issue more than one certificate for that share.  When the company delivers a share certificate to one joint shareholder, this is treated as delivery to all of the joint shareholders.

(E)
The time limit for the company to provide a share certificate under this article is as prescribed by the legislation or, if this is earlier, within any prescribed time limit or within a time specified when the shares were issued.

17.	Replacement of Share Certificates

(A)
If a shareholder has two or more share certificates for shares of the same class, the shareholder can ask the company for these to be cancelled and replaced by a single new certificate.  The company must comply with this request.

(B)	A shareholder can ask the company to cancel and replace a single share certificate with two or more certificates for the same total number of shares. The company may comply with this request.

(C)	A shareholder can ask the company for a new certificate if the original is:

(i)	damaged or defaced; or

(ii)	said to be lost, stolen or destroyed.

(D)
If a certificate has been damaged or defaced, the company can require the certificate to be returned to it before issuing a replacement.  If a certificate is said to be lost, stolen or destroyed, the company can require satisfactory evidence of this and insist on receiving an indemnity before issuing a replacement.

(E)	The directors can require the shareholder to pay the company’s exceptional out-of-pocket expenses incurred in connection with the issue of any certificates under this article.

(F)	Any one joint shareholder can request replacement certificates under this article.

18.	Execution of Share Certificates

Share certificates must be sealed or made effective in such other way as the directors decide, having regard to the terms of issue and any listing requirements.  The directors can resolve that signatures on any share certificates can be applied to the certificates by mechanical or other means or can be printed on them or that signatures are not required.  A share certificate must state the number and class of shares to which it relates and the amount paid up on those shares.

19.	Share Certificates Sent at Holder’s Risk

Every share certificate will be sent at the risk of the member or other person entitled to the certificate.  The company will not be responsible for any share certificate which is lost or delayed in the course of delivery.

20.	Company’s Lien on Shares Not Fully Paid

The company has a lien on all partly paid shares.  This lien has priority over claims of others to the shares.  The lien is for any money owed to the company for the shares.  The directors can decide to give up any lien which has arisen and can also decide to suspend any lien which would otherwise apply to particular shares.

21.	Enforcing Lien by Sale

If a shareholder fails to pay the company any amount due on the shareholder’s partly paid shares, the directors can enforce the company’s lien by selling all or any of them in any way they decide.  The directors cannot, however, sell the shares until all the following conditions are met:

(i)	the money owed by the shareholder must be payable immediately;

(ii)
the directors must have given notice to the shareholder.  The notice must state the amount of money due, it must demand payment of this sum and state that the shareholders’ shares may be sold if the money is not paid;

(iii)	the notice must have been served on the shareholder or on any person who is entitled to the shares by law and can be served in any way that the directors decide; and

(iv)	the money has not been paid by at least 14 clear days after the notice has been served.

The directors can authorise any person to sign a document transferring the shares.  Any such transferee will not be bound to ensure that the purchase moneys for such shares are transferred to the person whose shares have been sold, nor will any such transferee’s ownership of the shares be affected by any irregularity or invalidity in relation to the sale to them.

22.	Application of Proceeds of Sale

If the directors sell any shares on which the company has a lien, the proceeds will first be used to pay the company’s expenses associated with the sale.  The remaining money will be used to pay off the amount which is then payable on the shares and any balance will be passed to the former shareholder or to any person who would otherwise be entitled to the shares by law.  But the company’s lien will also apply to any such balance to cover any money still due to the company in respect of the shares which is not immediately payable.  The company has the same rights over the money as it had over the shares immediately before they were sold.  The company need not pay over anything until the certificate representing the shares sold has been delivered to the company for cancellation.

23.	Calls

The directors can call on shareholders to pay any money which has not yet been paid to the company for their shares.  This includes the nominal value of the shares and any premium which may be payable on those shares.  The directors can also make calls on people who are entitled to shares by law.  If the terms of issue of the shares allow this, the directors can do any one or more of the following:

(i)	make calls at any time and as often as they think fit;

(ii)	decide when and where the money is to be paid;

(iii)	decide that the money may be paid by instalments; and

(iv)	revoke or postpone any call.

A shareholder who has received at least 14 clear days’ notice giving details of the amount called and of the time and place for payment, must pay the call as required by the notice.  A person remains liable jointly and severally with the successors in title to the shares held by that person to pay calls even after that person has transferred the shares to which they relate.

24.	Timing of Calls

A call is treated as having been made as soon as the directors have passed a resolution authorising it.

25.	Liability of Joint Holders

Joint shareholders are jointly and severally liable to pay any calls in respect of their shares.  This means that any of them can be sued for all the money due on the shares or they can be sued together.

26.	Interest Due on Non-Payment

Where a call is made and the money due remains unpaid, the shareholder will be liable to pay interest on the amount unpaid from the day it is due until it has actually been paid at the rate fixed by the terms of issue of the share or in the notice of the call or, if no rate is fixed, at an appropriate rate determined by the directors (not to exceed 15 per cent. per annum unless the company determines otherwise by ordinary resolution).  The directors can decide to forego payment of any or all of such interest or expenses.

27.	Sums Due on Allotment Treated as Calls

If the terms of a share require any money to be paid at the time of allotment, or at any other fixed date, the money due will be treated in the same way as a valid call for money on shares which is due on the same date.  If this money is not paid, everything in these articles relating to non payment of calls applies.  This includes articles which allow the company to forfeit or sell shares and to claim interest.

28.	Power to Differentiate

On or before an issue of shares, the directors can decide that shareholders can be called on to pay different amounts or that they can be called on at different times.

29.	Payment of Calls in Advance

The directors can accept payment in advance of some or all of the money from a shareholder before the shareholder is called on to pay that money.  The directors can agree to pay interest on money paid in advance until it would otherwise be due to the company.  The rate of interest (not to exceed 15 per cent. per annum unless the company determines otherwise by ordinary resolution) will be decided by the directors.

30.	Notice if Call or Instalment Not Paid

If a shareholder fails to pay the whole or any part of a call or an instalment of a call when due, the directors can send the shareholder a notice requiring payment of the unpaid amount, together with any interest accrued and any expenses incurred by the company as a result of the failure to pay.

31.	Form of Notice if Call or Instalment Not Paid

This notice must:

(i)	demand payment of the amount immediately payable, plus any interest and expenses;

(ii)	give the date by when the total amount due must be paid. This must be at least 14 clear days after the date of the notice;

(iii)	say where the payment must be made; and

(iv)	say that if the full amount demanded is not paid by the time and at the place stated, the company can forfeit the shares on which the call or instalment is outstanding.

32.	Forfeiture for Non-Compliance with Notice

If the notice is not complied with, the shares it relates to can be forfeited at any time while any amount is still outstanding.  This is done by the directors passing a resolution stating that the shares have been forfeited.  The forfeiture will extend to all dividends and other sums payable in respect of the forfeited shares which have not been paid before the forfeiture.  The directors can accept the surrender of any share which would otherwise be forfeited.  Where they do so, references in these articles to forfeiture include surrender.

33.	Notice after Forfeiture

After a share has been forfeited, the company will notify the person whose share has been forfeited.  However, the share will still be forfeited even if such notice is not given.

34.	Sale of Forfeited Shares

(A)
A forfeited share becomes the property of the company and the directors can sell or dispose of it on any terms and in any way that they decide.  This can be with, or without, a credit for any amount previously paid up for the share.  It can be sold or disposed of to any person, including the previous shareholder or the person who was previously entitled to the share by law.  The directors can, if necessary, authorise any person to transfer a forfeited share.

(B)
After a share has been forfeited, the directors can cancel the forfeiture, but only before the share has been sold or disposed of.  This cancellation of forfeiture can be on any terms the directors decide.

35.	Arrears to be Paid Notwithstanding Forfeiture

When a person’s shares have been forfeited, the person will lose all rights as shareholder in respect of those forfeited shares.  The shareholder must return any share certificate for the forfeited shares to the company for cancellation.  However, the shareholder will remain liable to pay calls which have been made, but not paid, before the shares were forfeited.  The shareholder also continues to be liable for all claims and demands which the company could have made relating to the forfeited share.  The shareholder must pay interest on any unpaid amount until it is paid.  The rate of interest (not to exceed 15 per cent. per annum unless the company determines otherwise by ordinary resolution) will be decided by the directors. The shareholder is not entitled to any credit for the value of the share when it was forfeited or for any consideration received on its disposal unless the directors decide to allow credit for all or any of that value.

36.	Statutory Declaration as to Forfeiture

(A)	A director or the secretary can make a statutory declaration declaring:

(i)	that they are a director or the secretary of the company;

(ii)	that a share has been properly forfeited under the articles; and

(iii)	when the share was forfeited.

The declaration will be evidence of these facts which cannot be disputed.

(B)
If such a declaration is delivered to a new holder of a share along with a completed transfer form (if one is required), this gives the buyer good title.  The new shareholder does not need to take any steps to see how any money paid for the share is used.  The new shareholder’s ownership of the share will not be affected if the steps taken to forfeit, sell or dispose of the share were invalid or irregular, or if anything that should have been done was not done.

37.	Transfer

(A)	Certificated shares

Unless these articles say otherwise, any shareholder can transfer some or all of their certificated shares to another person.  A transfer of certificated shares must be made in writing and either in the usual standard form or in any other form approved by the directors.

(B)	Uncertificated shares

Unless these articles say otherwise, any shareholder can transfer some or all of their uncertificated shares to another person.  A transfer of uncertificated shares must be made through the relevant system and must comply with the uncertificated securities rules.

(C)	Entry on register

The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.

38.	Signing of Transfer

(A)	A share transfer form for certificated shares must be signed or made effective in some other way by, or on behalf of, the person making the transfer.

(B)
In the case of a transfer of a certificated share, where the share is not fully paid, the share transfer form must also be signed or made effective in some other way by, or on behalf of, the person to whom the share is being transferred.

(C)	If the company registers a transfer of a certificated share, it can keep the transfer form.

39.	Rights to Decline Registration of Partly Paid Shares

The directors can refuse to register the transfer of any shares which are not fully paid.

40.	Other Rights to Decline Registration

(A)	Certificated shares

(i)	A share transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form.

(ii)	Transfers cannot be in favour of more than four joint holders.

(iii)
The share transfer form must be properly stamped to show payment of any applicable stamp duty or certified or otherwise shown to the satisfaction of the directors to be exempt from stamp duty and must be delivered to the office, or any other place decided on by the directors.  The transfer form must be accompanied by the share certificate relating to the shares being transferred, unless the transfer is being made by a person to whom the company was not required to, and did not send, a certificate.  The directors can also ask (acting reasonably) for any other evidence to show that the person wishing to transfer the share is entitled to do so and, if the share transfer form is signed by another person on behalf of the person making the transfer, evidence of the authority of that person to do so.

(B)	Uncertificated shares

(i)	Registration of a transfer of uncertificated shares can be refused in the circumstances set out in the uncertificated securities rules.

(ii)	Transfers cannot be in favour of more than four joint holders.

(C)	Renunciations

Where a share has not yet been entered on the register, the directors can recognise a renunciation by that person of their right to the share in favour of some other person.  Such renunciation will be treated as a transfer and the directors have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

41.	No Fee for Registration

No fee is payable to the company for transferring shares or registering changes relating to the ownership of shares.

42.	Untraced Shareholders

(A)	The company can sell any shares at the best price reasonably obtainable at the time of the sale if:

(i)
for a 12-year period, (a) the shares have been in issue either as certificated shares or as uncertificated shares, (b) at least three cash dividends have become payable on the shares, and (c) no dividend has been cashed during that period or otherwise satisfied by the transfer of funds to a bank account or through a relevant system;

(ii)	after the 12-year period, the company has sent a notice to the last known address the company has for the relevant shareholder or to the address at which the company can give notices under these articles, stating that it intends to sell the shares.  Before sending such notice, the company must have used such efforts as it considers reasonable to trace the relevant shareholder or person entitled to the shares by law; and

(iii)	during the 12-year period and for three months after sending the notice referred to in (ii) above, the company has not heard from the relevant shareholder or any person entitled to the shares by law.

(B)
The company can also sell at the best price reasonably obtainable at the time of the sale any additional shares in the company issued either as certificated shares or as uncertificated shares in right of any share to which paragraph (A) applies (or in right of any share so issued), if the criteria in paragraph (A)(ii) and (iii) are satisfied in relation to the additional shares (but as if the words “after the 12-year period” were omitted from paragraph (A)(ii) and the words “during the 12-year period and” were omitted from paragraph (A)(iii)) and no dividend has been cashed on these shares or otherwise satisfied by the transfer of funds to a bank account or through the relevant system.

(C)
To sell any shares in this way, the directors can appoint anyone to transfer the shares.  This transfer will be just as effective as if it had been signed by the holder, or by a person who is entitled to the shares by law.  Any persons to whom the shares are transferred will not be bound to concern themselves as to what is done with the purchase moneys nor will their ownership be affected even if the sale is irregular or invalid in any way.

(D)
The net proceeds of sale (after payment of the costs of sale) will be forfeited by the relevant holder of, or person entitled by transmission to, the shares and will belong to the company. The company shall not be liable in any respect, nor be required to account, for such proceeds (or any part thereof) to the former holder of, or person entitled by transmission to, the shares or any other person previously entitled to the shares in question.

(E)
If the company sells shares in accordance with this article, any dividend or other sum that has not been cashed or claimed in respect of those shares and that has not already been forfeited under these articles shall be forfeited and shall revert to the company when the shares are sold. The company shall be entitled to use such dividends or other sums for the company’s benefit.

43.	Transmission on Death

(A)
When a sole shareholder or a shareholder who is the last survivor of joint shareholders dies, that shareholder’s personal representatives will be the only people who will be recognised as being entitled to that shareholder’s shares.

(B)	If a joint shareholder dies, the surviving joint shareholder or shareholders will be the only people who will be recognised as being entitled to that shareholder’s shares.

(C)	However, this article does not discharge the estate of any shareholder from any liability.

44.	Entry of Transmission in Register

A person who becomes entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law must provide any evidence of such entitlement which is reasonably required.  In the case of certificated shares, the directors must note this entitlement in the register within two months of receiving such evidence.

45.	Election of Person Entitled by Transmission

(A)	Subject to these articles, a person who becomes entitled to a share by law can either be registered as the shareholder or choose another person to become the shareholder.

(B)
If a person who is entitled to a certificated share by law wants to be registered as a shareholder, that person must deliver or send a notice to the company saying that they have made this decision.  This notice will be treated as a transfer form.  All the provisions of these articles about registering transfers of certificated shares apply to it.  The directors have the same power to refuse to register a person entitled to certificated shares by law as they would have had to refuse to register a transfer by the person who was previously entitled to the shares.

(C)
If a person entitled to an uncertificated share by law wants to be registered as a shareholder, that person must do so in accordance with the uncertificated securities rules.  All the provisions of these articles about registering transfers of uncertificated shares will apply and the same power to refuse to register a person entitled to an uncertificated share by law will apply as would have applied to refuse to register a transfer by the person who was previously entitled to the shares.

(D)
If a person who is entitled to a certificated share by law wants the share to be transferred to another person, that person must do this by signing a transfer form to the person they have selected.  The directors have the same power to refuse to register the person selected as they would have had to refuse to register a transfer by the person who was previously entitled to the shares.

(E)
If a person who is entitled to an uncertificated share by law wants the share to be transferred to another person, that person must do this using the relevant system.  The same power to refuse to register the person selected will apply as would have applied to refuse to register a transfer by the person who was previously entitled to the shares.

46.	Rights of Person Entitled by Transmission

(A)	Where a person becomes entitled to a share by law, the rights of the registered shareholder in relation to that share will cease to have effect.

(B)
A person who is entitled to a share by law is entitled to any dividends or other money relating to the share, even though the person is not registered as the holder of the share, on supplying evidence reasonably required to show the person’s title to the share.  However, the directors can send written notice to the person saying the person must either be registered as the holder of the share or transfer the share to some other person.  If the person entitled to a share by law does not do this within 60 days of the notice, the directors can withhold all dividends or other money relating to the share until the person does.

(C)	Unless such person is registered as the holder of the share, the person entitled to a share by law is not entitled to:

(i)	receive notices of shareholders’ meetings or attend or vote at these meetings; or

(ii)	exercise any of the other rights of a shareholder in relation to these meetings,

unless the directors decide to allow this.

47.	Sub-division

Any resolution authorising the company to sub-divide any of its shares can provide that, as between the holders of the divided shares, different rights (including deferred rights) and restrictions of a kind which the company can apply to new shares can apply to different divided shares.

48.	Fractions

The directors have the power to deal with any fractions of shares arising from any consolidation, consolidation and division, division or otherwise.  For example, they can decide that fractions are aggregated and sold or deal with fractions in some other way.  The directors can arrange for any shares representing fractions to be entered in the register as certificated shares if they consider that this makes it easier to sell them.  The directors can sell those shares to anyone, including the company, and can authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer’s instructions.  The buyer does not have to take any steps to see how any purchase moneys are used and the buyer’s ownership will not be affected if the sale is irregular or invalid in any way.

Shareholder meetings

49.	Participation in General Meetings

(A)	The directors can make whatever arrangements they think fit to allow those entitled to do so to attend and participate in any general meeting.

(B)
Unless the notice of meeting says otherwise or the chair of the meeting decides otherwise, a general meeting will be treated as taking place where the chair of the meeting is at the time of the meeting.

(C)
Two or more persons who may not be in the same place as each other attend and participate in a general meeting if they are able to exercise their rights to speak and vote at that meeting. A person is able to exercise the right to speak at a general meeting if that person can communicate to all those attending the meeting while the meeting is taking place. A person is able to exercise the right to vote at a general meeting if that person can vote on resolutions put to the meeting (or, in relation to a poll, can vote within the required time frame) and that person’s vote can be taken into account in deciding whether or not such resolutions are passed at the same time as the votes of others attending the meeting.

(D)
When deciding whether a person is attending or participating in a meeting by means of an electronic facility, it is immaterial where that person is or how that person is able to communicate with others who are attending and participating.

(E)
Where persons can participate at a general meeting by means of an electronic facility, any document required to be on display or available for inspection will be made available for the required period in electronic form to those persons entitled to inspect it and this will satisfy any such requirement.

50.	Electronic Facilities and Satellite Meetings

(A)
The directors can decide to let persons entitled to attend and participate in a general meeting do so by simultaneous attendance and participation by means of an electronic facility. Shareholders present in person or by proxy by means of such electronic facility will be counted in the quorum for, and entitled to participate in, the general meeting.

(B)
The directors can also decide to let persons entitled to attend and participate in a general meeting do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world (referred to in these articles as a satellite meeting). Shareholders present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to participate in, the general meeting. The satellite meeting will be treated as taking place where the chair of the meeting is at the time of the meeting and the powers of the chair will apply to the satellite meeting. The directors may appoint a person (a satellite chair) to preside at each satellite meeting. Each satellite chair will act on instructions from the chair of the meeting and may also take such action as the satellite chair considers necessary to maintain the proper and orderly conduct of the satellite meeting and shall have all powers necessary or desirable for such purposes.

(C)
Any general meeting at which electronic facilities have been made available and any satellite meeting will be duly constituted and its proceedings valid if the chair is satisfied that adequate facilities have been made available to enable all members attending the meeting by whatever means and at all the meeting places to participate in the business for which the meeting has been called.

(D)	All persons seeking to attend and participate in a general meeting by way of electronic facility are responsible for having in place the necessary means to enable them to do so. Subject to the right of the chair to adjourn a general meeting under these articles, any inability of a person to attend or participate in a general meeting by means of electronic facility, or any interruption to a person being so able, shall not invalidate the proceedings of that meeting.

51.	Omission or Non-Receipt of Notice

(A)
If any notice, document or other information relating to any meeting or other proceeding is accidentally not sent or supplied, or is not received (even if the company becomes aware of such failure to send or supply or non-receipt), the meeting or other proceeding will not be invalid as a result.

(B)	A shareholder present in person or by proxy at a shareholders’ meeting is treated as having received proper notice of that meeting and, where necessary, of the purpose of that meeting.

52.	Changes to Arrangements for General Meetings

If the directors in their discretion consider that it is impracticable or undesirable to hold a general meeting, whether generally or on the date or at the time or place (or places in the case of a satellite meeting) stated in the notice calling the meeting or by means of the electronic facilities available for that meeting or if otherwise the directors in their discretion consider it appropriate to change other arrangements in relation to a general meeting, they can move or postpone (either sine die or to another date, time or place) the meeting or change, cancel or introduce any electronic facility or make other changes in respect of the meeting (or do any of these things).  Notice of the date, time and place (or places in the case of a satellite meeting) of, or other changes in respect of, any rearranged meeting will be given as the directors in their discretion decide.  Notice of the business of the meeting does not need to be given again.  If a meeting is rearranged in this way, proxy forms are valid if they are received as required by these articles not less than 48 hours before the time of the rearranged meeting.  The directors can also move, postpone, or make other changes in respect of, the rearranged meeting under this article (or do any of these things).

53.	Quorum

Before a general meeting starts to do business, there must be a quorum present.  Unless these articles say otherwise, a quorum for all purposes is one or more shareholders present in person or by proxy who together hold at least 25 per cent. of the issued shares (excluding any shares held as treasury shares), provided that where a shareholder is present by one or more proxies, each proxy shall be treated as holding only the shares in respect of which it is authorised to exercise voting rights. They can be shareholders who are personally present or proxies for shareholders or a combination of both.  If a quorum is not present, a chair of the meeting can still be chosen and this will not be treated as part of the business of the meeting.

54.	Procedure if Quorum Not Present

(A)	This article applies if a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour which the chair of the meeting can decide or if a quorum ceases to be present during a general meeting.

(B)
If the meeting was called by a requisitioning person (as defined in article 78 below) it will be cancelled.  Any other meeting will be adjourned to a day (being not less than ten days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened), time and place or places and with such means of attendance and participation decided on by the chair of the meeting.

(C)	One shareholder present in person or by proxy and entitled to vote will constitute a quorum at any adjourned meeting and any notice of an adjourned meeting will say this.

55.	Security, Health and Safety and Access Arrangements

(A)
The directors or the secretary can put in place arrangements, both before and during any general meeting, which they consider to be appropriate for the proper and orderly conduct of the general meeting and/or the health and safety of people attending it.  This authority includes power to refuse physical or electronic entry to, or remove (physically or electronically) from meetings, people who fail to comply with the arrangements. The notice of meeting does not have to give details of any such arrangements or restrictions imposed under this article and the presence of such arrangements or restrictions shall not invalidate the business conducted at the meeting.

(B)
Where a general meeting is held partly by means of an electronic facility, the directors or the secretary may make any arrangement and impose any requirement or restriction that is necessary to ensure the identification of those taking part by this means and the security of the electronic facility.

56.	Chair of General Meeting

(A)	The chair will be the chair of the meeting at every general meeting, if they are willing and able to take the chair.

(B)
If the company does not have a chair, or if they are not willing and able to take the chair, a deputy chair will chair the meeting if any such deputy is willing and able to take the chair.  If more than one deputy chair is present they will agree between themselves who will take the chair and if they cannot agree, the deputy chair who has been a director longest will take the chair.

(C)
If the company does not have a chair or a deputy chair, or if neither the chair nor a deputy chair is willing and able to chair the meeting, after waiting five minutes from the time that a meeting is due to start, the directors who are present will choose one of themselves to act as chair of the meeting.  If there is only one director present, the director will be the chair of the meeting, if such person agrees.

(D)
If there is no director willing and able to be the chair of the meeting, then the persons who are present at the meeting and entitled to vote will decide which one of them is to be the chair of the meeting.

(E)
If the chair of the meeting is participating in that meeting electronically and becomes disconnected from the meeting for any period of time, another person (determined in accordance with this article) shall preside as chair of the meeting for such period. If no replacement chair is appointed and presiding over the general meeting, and the original chair has not regained electronic connection with the meeting, within 30 minutes after the original chair becomes disconnected from the meeting, the meeting shall be adjourned to a time and place (or places in the case of a satellite meeting) to be fixed by the directors.

(F)	Nothing in these articles is intended to restrict or exclude any of the powers or rights of a chair of a meeting which are given by law.

57.	Orderly Conduct

The chair of a meeting shall be entitled to, and can, take any action the chair considers appropriate (including to eject (physically or electronically) any person from the meeting) to facilitate proper and orderly conduct at the general meeting, the appropriate behaviour (including use of language) of persons attending the meeting, the proportionate discussion of any item of business of the meeting and the maintenance of good order generally. The chair’s decision on any such matters, points of order, matters of procedure or other matters that arise incidentally from the business of a meeting is final, as is the chair’s decision on whether a point or matter is of this nature.

58.	Entitlement to Attend and Speak

Each director can attend and speak at any general meeting of the company.  The chair of a meeting can also allow anyone to attend and speak where the chair considers that this will help the business of the meeting.

59.	Adjournments

(A)	The chair of a meeting can adjourn the meeting before or after it has started, and whether or not a quorum is present, if the chair considers that:

(i)	there is not enough room for the number of shareholders and proxies who can and wish to attend the meeting;

(ii)	the behaviour of anyone present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way;

(iii)	an adjournment is necessary for any other reason, so that the business of the meeting can be properly carried out; or

(iv)	the facilities or security at the place of the meeting (or places in the case of a satellite meeting) or the electronic facility provided for the general meeting have become inadequate or are otherwise not sufficient to allow the meeting to be conducted as intended.

The chair of the meeting does not need the consent of the meeting to adjourn it for any of these reasons to a time, date and place (or places in the case of a satellite meeting) and with such means of attendance and participation as the chair decides.  The chair can also adjourn the meeting to a later time on the same day or indefinitely.  If a meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned meeting.

(B)
The chair of a meeting can also adjourn a meeting which has a quorum present for any other reason if this is agreed by the meeting.  This can be to a time, date and place (or places in the case of a satellite meeting) and with such means of attendance and participation proposed by the chair of the meeting or the adjournment can be indefinite.  The chair of the meeting must adjourn the meeting if the meeting directs the chair to.  In these circumstances the meeting will decide how long the adjournment will be and where it will adjourn to.  If a meeting is adjourned indefinitely, the directors will fix the time, date and place (or places in the case of a satellite meeting) of, and the means of attendance and participation at, the adjourned meeting.

(C)	A reconvened meeting can only deal with business that could have been dealt with at the meeting which was adjourned.

(D)	Meetings can be adjourned more than once.

60.	Notice of Adjournment

If the continuation of an adjourned meeting is to take place three months or more after it was adjourned, notice of the adjourned meeting must be given in the same way as was required for the original meeting.  Except as provided in this article, there is no need to give notice of the adjourned meeting or of the business to be considered there.

61.	Amendments to Resolutions

(A)
Amendments can be proposed to any resolution if they are clerical amendments or amendments to correct some other obvious error in the resolution.  No other amendments can be proposed to any special resolution.

(B)	Amendments to an ordinary resolution which are within the scope of the resolution can be proposed if:

(i)	notice of the proposed amendment has been received by the company at the office at least two working days before the date of the meeting, or adjourned meeting; or

(ii)	the chair of the meeting decides that the amendment is appropriate for consideration by the meeting.

No other amendment can be proposed to an ordinary resolution.  The chair of the meeting can agree to the withdrawal of any proposed amendment before it is put to the vote.

62.	Amendments Ruled Out of Order

If the chair of a meeting rules that a proposed amendment to any resolution under consideration is out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

63.	Votes of Members

Shareholders will be entitled to vote at a general meeting, whether on a show of hands or a poll, as provided in the legislation.  Where a proxy is given discretion as to how to vote on a show of hands this will be treated as an instruction by the relevant shareholder to vote in the way in which the proxy decides to exercise that discretion. This is subject to any special rights or restrictions as to voting which are given to any shares or upon which any shares may be held at the relevant time and to these articles.

64.	Method of Voting

(A)
For so long as any shares are held in a settlement system operated by The Depository Trust Company, any resolution put to the vote of a general meeting (held in whatever form) must be decided on a poll.

(B)
A resolution put to the vote at a general meeting held partly by means of an electronic facility will, unless the chair of the meeting directs that it shall be decided on a show of hands in which case the rest of this article shall apply, be decided on a poll, which poll votes may be cast by such electronic or other means as the directors decide are appropriate. Any such poll will be treated as having been validly demanded at the time fixed for the holding of the meeting. Subject to this, a resolution put to the vote at any general meeting will be decided on a show of hands unless a poll is demanded when, or before, the chair of the meeting declares the result of the show of hands.  Subject to the legislation, a poll can be demanded by:

(i)	the chair of the meeting;

(ii)	at least five persons at the meeting who are entitled to vote;

(iii)
one or more shareholders at the meeting who are entitled to vote (or their proxies) and who hold between them at least ten per cent. of the total votes of all shareholders who have the right to vote at the meeting, provided that where a shareholder is present by one or more proxies, each proxy shall be treated as holding only the shares in respect of which it is authorised to exercise voting rights; or

(iv)
one or more shareholders at the meeting who are entitled to vote (or their proxies) and whose shares are fully paid up and represent at least ten per cent. of the total sum paid up on all shares which give the right to vote at the meeting, provided that where a shareholder is present by one or more proxies, each proxy shall be treated as holding only the shares in respect of which it is authorised to exercise voting rights.

The chair of the meeting can also demand a poll before a resolution is put to the vote on a show of hands.

A demand for a poll can be withdrawn if the chair of the meeting agrees to this.

If no poll is demanded or a demand for a poll is withdrawn, any declaration by the chair of the meeting of the result of a vote on that resolution by a show of hands will stand as conclusive evidence of the result without proof of the number or proportion of the votes recorded for or against the resolution.

65.	Procedure if Poll Demanded

If a poll is demanded in the way allowed by these articles, the chair of the meeting can decide when, where and how it will be taken.  The result will be treated as the decision of the meeting at which the poll was demanded, even if the poll is taken after the meeting.

66.	When Poll is to be Taken

If a poll is demanded on a vote to elect the chair of the meeting, or to adjourn a meeting, it must be taken immediately at the meeting.  Any other poll demanded can either be taken immediately or within 30 days from the date it was demanded and at a time and place or places and by means of such attendance and participation decided on by the chair of the meeting.  It is not necessary to give notice for a poll which is not taken immediately.

67.	Continuance of Other Business after Poll Demand

A demand for a poll on a particular matter (other than on the election of the chair of the meeting or on the adjournment of the meeting) will not stop a meeting from continuing to deal with other matters. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

68.	Votes of Joint Holders

If more than one joint shareholder votes (including voting by proxy), the only vote which will count is the vote of the person whose name is listed before the other voters on the register for the share.

69.	Voting on behalf of Incapable Member

This article applies where a court or official claiming jurisdiction to protect people who are unable to manage their own affairs has made an order about the shareholder.  The person appointed to act for that shareholder can vote for the shareholder.  The appointed representative can also exercise any other rights of the shareholder relating to meetings.  This includes appointing a proxy, voting on a show of hands and voting on a poll.  Before the representative does so however, such evidence of the representative’s authority as the directors require must be received by the company not later than the latest time at which proxy forms must be received to be valid for use at the relevant meeting or on the holding of the relevant poll.

70.	No Right to Vote where Sums Overdue on Shares

Unless the directors decide otherwise, a shareholder cannot attend or vote shares at any general meeting of the company or upon a poll or exercise any other right conferred by membership in relation to general meetings or polls if the shareholder has not paid all amounts relating to those shares which are due at the time of the meeting.

71.	Objections or Errors in Voting

(A)	If:

(i)	any objection to the right of any person to vote is made;

(ii)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(iii)	any votes are not counted which ought to have been counted,

the objection or error must be raised or pointed out at the meeting (or the adjourned meeting) or poll at which the vote objected to is cast or at which the error occurs.  Any objection or error must be raised with or pointed out to the chair of the meeting.  The decision of the chair of the meeting is final.  If a vote is allowed at a meeting or poll, it is valid for all purposes and if a vote is not counted at a meeting or poll, this will not affect the decision of the meeting or poll.

(B)
The company will not be obliged to check whether a proxy or company representative has voted in accordance with a shareholder’s instructions and if a proxy or company representative fails to do so, this will not affect the decision of the meeting (or adjourned meeting) or poll.

72.	Appointment of Proxies

(A)	If the proxy form:

(i)
is in writing, it shall be executed by the shareholder or the shareholder’s attorney authorised in writing or, if the shareholder is a company, either under its seal or under the hand of an officer, attorney or other person signed by the shareholder appointing the proxy, or by the shareholder’s attorney;

(ii)	is in electronic form, it shall be executed by or on behalf of the shareholder or otherwise authenticated by the shareholder in a manner satisfactory to the directors; or

(iii)	relates to shares held by a depositary, it shall be in a form or manner of communication approved by the company, (which may be in hard copy or electronic form) to be provided to the company by certain third parties on behalf of the depositary.

(B)
The directors may (but need not) allow proxy appointments to be made in electronic form and if they do, they may make such appointments subject to such stipulations, conditions or restrictions and require such evidence of valid execution or authentication as the directors see fit.

(C)
If a shareholder appoints more than one proxy and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the shareholder in a general meeting over more shares than are held by the shareholder, then each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting.

73.	Receipt of Proxies

(A)	Proxy forms which are in hard copy form must be received at the office, or at any other place specified by the company for the receipt of appointments of proxy in hard copy form:

(i)	48 hours (or such shorter time as the directors decide) before a meeting or an adjourned meeting;

(ii)	24 hours (or such shorter time as the directors decide) before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or

(iii)
before the end of the meeting at which the poll was demanded (or at such later time as the directors decide), if the poll is taken after the end of the meeting or adjourned meeting but not more than 48 hours after it was demanded.

If such a proxy form is signed by an attorney and the directors require this, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or in some other way approved by the directors, or an office copy) must be received with the proxy form.

(B)	Proxy forms which are in electronic form must be received at least:

(i)	48 hours (or such shorter time as the directors decide) before a meeting or an adjourned meeting;

(ii)	24 hours (or such shorter time as the directors decide) before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or

(iii)
before the end of the meeting at which the poll was demanded (or at such later time as the directors decide), if the poll is taken after the end of the meeting or adjourned meeting but not more than 48 hours after it was demanded, at the address specified by the company for the receipt of appointments of proxy by electronic means:

(a)	in the notice convening the meeting;

(b)	in any instrument of proxy sent out by the company in relation to the meeting, or

(c)	in any invitation to appoint a proxy by electronic means issued by the company in relation to the meeting.

If such a proxy form is signed by an attorney and the directors require this, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or in some other way approved by the directors, or an office copy) must be received at such address, at the office or at any other place specified by the company for the receipt of such documents by the time set out in paragraph (i) or (ii) or (iii) above, as applicable.

(C)	If the above requirements are not complied with (save where the directors determine otherwise), the proxy will not be able to act for the appointor.

(D)
Without prejudice to article 72(C), if more than one valid proxy form is received in respect of the same share (or shares) for use at the same meeting or poll, the one which is dated with the latest date will be treated as the valid form.

(E)
In the event Rule 14a-19 of the Exchange Act applies to the company and the company receives proxies for disqualified or withdrawn nominees for the board of directors, such votes for such disqualified or withdrawn nominees in the proxies shall be disregarded and not taken into account at any shareholders’ meeting.

(F)	A shareholder can attend and vote at a general meeting or on a poll even if the shareholder has appointed a proxy to attend and vote on their behalf at that meeting or on that poll.

(G)
The proceedings at a general meeting will not be invalidated where an appointment of a proxy in respect of that meeting is sent in electronic form as provided in these articles, but because of a technical problem it cannot be read by the recipient.

(H)	When calculating the periods mentioned in this article the directors can decide not to take account of any part of a day that is not a working day.

74.	Maximum Validity of Proxy

A proxy form will cease to be valid 12 months from the date of its receipt.  But it will be valid, unless the proxy form itself states otherwise, if it is used at an adjourned meeting or on a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

75.	Form of Proxy

A proxy form can be in any form which the directors approve.  A proxy form gives the proxy the authority to demand a poll or to join others in demanding a poll and to vote on any amendment to a resolution put to, or any other business which may properly come before, the meeting.  Unless it says otherwise, a proxy form is valid for the meeting to which it relates and also for any adjournment of that meeting.

76.	Cancellation of Proxy’s Authority

Any vote cast in the way a proxy form authorises or any demand for a poll made by a proxy will be valid even though:

(i)	the person who appointed the proxy has died or is of unsound mind;

(ii)	the proxy form has been revoked; or

(iii)	the authority of the person who signed the proxy form for the shareholder has been revoked.

Any vote cast or poll demanded by a company representative will also be valid even though the company representative’s authority has been revoked.

However, this does not apply if written notice of the relevant fact has been received at the office (or at any other place specified by the company for the receipt of proxy forms) not later than the last time at which a proxy form should have been received to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken.

77.	Separate General Meetings

If a separate general meeting of holders of shares of a class is called otherwise than for changing or abrogating the rights of the shares of that class, the provisions of these articles relating to general meetings will apply to such a meeting with any necessary changes.  A general meeting where ordinary shareholders are the only shareholders who can attend and vote in their capacity as shareholders will also constitute a separate general meeting of the holders of the ordinary shares.

78.	Shareholders’ resolutions and requisitioned meetings

(A)
Without prejudice to the right of any shareholder under the legislation, where a shareholder (or such other person so entitled under the legislation) (the “requisitioning person”) (i) requests that a resolution be put to an annual general meeting; or (ii) requests that the company call a shareholder meeting, in each case in accordance with the legislation:

(i)
in the case of a request to put a resolution (other than a resolution to remove a director in accordance with the requirements of the legislation) to an annual general meeting, the requisitioning person must deliver any such request in writing to the office, marked for the attention of “The

Company Secretary”, not less than 90 nor more than 120 days before the day prior to the date of the first anniversary of the preceding year’s annual general meeting, provided, however, that in the event that the date of an annual general meeting is more than thirty calendar days before or more than sixty calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the requisitioning person must be so delivered in writing not earlier than the close of business on the 120th calendar day prior to the scheduled date for such annual general meeting and not later than the close of business on the later of (i) the 90th calendar day prior to the scheduled date for such annual general meeting and (ii) the 10th calendar day after the day on which public announcement of the date of such annual general meeting is first made by the company. In no event shall any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period for the delivery of a notice or request. In relation to the first annual general meeting of the company occurring after 1 January 2024, references to the anniversary date of the preceding year’s annual general meeting shall be to 15 May 2023;

(ii)
the requisitioning person must provide, together with the text of the resolution, its reasons for proposing such resolution or requesting such general meeting and any material interest such requisitioning person and its associated persons (individually or in the aggregate, including any anticipated benefit to the requisitioning person or the associated person therefrom) has in the resolution or the business to be proposed at the meeting; and

(iii)	in addition to the information required by the legislation, the requisitioning person must provide the following information to the company:

(a)	the name and address of such requisitioning person and of such requisitioning person’s associated persons;

(b)
details of any interests in shares (“interests in shares”, for the purposes of this article 78, shall have the meaning given to it in article 141(N)(ii)) of the requisitioning person and its associated persons (including, where such requisitioning person is not a shareholder, the name of the shareholder(s) who hold(s) such shares on behalf of the requisitioning person and its associated persons);

(c)
a description of all agreements, arrangements and understandings between: (i) such requisitioning person (other than where the requisitioning person is a depositary) and its associated persons; and (ii) such requisitioning person (other than where the requisitioning person is a depositary) or its associated persons and any other person (or amongst such associated persons) in connection with the proposed resolution;

(d)	the proposal of any other business by such requisitioning person or its associated persons;

(e)
any other information relating to such requisitioning person or its associated persons that would be required to be disclosed in (i) a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act (whether or not Regulation 14A under the Exchange Act applies to the company) or (ii) a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder; and

(f)	to the extent known by the requisitioning person or its associated persons, the name and address of any other shareholder or person supporting the resolution on the date of such request.

(B)	For the purposes of this article, an associated person shall mean:

(i)	any person controlling, directly or indirectly, or acting in concert with (as defined in article 141), such requisitioning person;

(ii)	any beneficial owner of shares which are owned of record or beneficially by such requisitioning person; and

(iii)	any person controlling, controlled by or under common control with such associated person.

(C)
Where the requisitioning person is a depositary, the company shall only be required to put the resolution to the annual general meeting or to call the general meeting where the request has been authenticated by such beneficial owners of shares who would, had they been shareholders, have been entitled under the legislation to require the company to put the resolution to the annual general meeting or to call the shareholder meeting (as applicable).

(D)
The company shall have the power to determine whether a request made by a requisitioning person in respect of the matters referred to in article 78(A) complies with the requirements of this article 78. If a requisitioning person fails to comply with the requirements of this article 78, the company shall not be obliged to put the resolution to the annual general meeting (and such resolution may not be properly moved at the annual general meeting) or to call the shareholder meeting.

(E)
Without prejudice to the right of any shareholder under the legislation, any identified person or breaching person (as defined under articles 14 or 141, respectively), shall not be entitled to requisition that a resolution be put to an annual general meeting or to requisition that the company call a shareholder meeting for so long as they are in breach of a statutory notice or any of the provisions of these articles, as applicable. Where the requisitioning person is a depositary, the provisions of this article 78(E) shall be treated as applying only to such resolution and/or shareholder meeting being requisitioned by the depositary to the extent it is so requisitioned on behalf of the identified person or breaching person.

(F)
If Regulation 14A under the Exchange Act applies to the company, nothing in this article shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the company to omit proposals from, the company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.

(G)
For the purpose of this article, where a request or resolution is delivered by or on behalf of more than one requisitioning person, references to a requisitioning person in relation to such request or resolution and other information requirements shall apply to each requisitioning person.

Directors

79.	Number of Directors

The company must have a minimum of four directors and a maximum of 20 directors (disregarding alternate directors).

80.	Nationality of Directors

The directors shall:

(A)
at each annual general meeting during the period from the effective date of the AGA scheme until the date which is five years following such date, nominate for election or re-election (as applicable) a minimum of two representatives from South Africa; and

(B)	at each annual general meeting following expiry of the period referred to in (A) above, nominate for election or re-election (as applicable) a minimum of one representative from South Africa.

81.	Power of Company to Appoint Directors

Subject to these articles, the company can, by passing an ordinary resolution, appoint any willing person to be a director, either as an extra director or to fill a vacancy where a director has stopped being a director for some reason.

82.	Power of Directors to Appoint Directors

Subject to these articles, the directors can appoint any willing person to be a director, either as an extra director or as a replacement for another director.

83.	Annual Retirement of Directors

At every annual general meeting all the directors at the date of the notice convening the annual general meeting shall retire from office and may offer themselves for reappointment by the shareholders.

84.	Filling Vacancies

Subject to these articles, at the general meeting at which a director retires, shareholders can pass an ordinary resolution to re-appoint the director or to appoint some other eligible person in place of the director.

85.	Power of Removal by Special Resolution

In addition to any power to remove directors conferred by the legislation, the company can pass a special resolution to remove a director from office even though the director’s time in office has not ended and can (subject to these articles) appoint a person to replace a director who has been removed in this way by passing an ordinary resolution.

86.	Persons Eligible as Directors

(A)	The only people who can be appointed as directors at a general meeting are the following:

(i)	directors retiring at the meeting;

(ii)	anyone recommended by the directors; and

(iii)	anyone nominated by a requisitioning person (not being the person to be nominated) (for the purposes of this article 86, the “nominee”) in the following way:

Without prejudice to their rights under the legislation, the requisitioning person must deliver to the office within the timeframes specified in article 78:

(a)	a letter stating that the requisitioning person intends to nominate another person for appointment as a director;

(b)	written confirmation from the nominee that they are willing to be appointed;

(c)	written confirmation from the nominee that:

(1)
neither they nor the requisitioning person nominating them nor any associated person of such requisitioning person is, nor will become, a party to any agreement, arrangement, understanding (whether written or oral) or relationship with, and has not given any commitment or assurance to, any person as to how the nominee, if appointed as a director, will act or vote on any issue or question (a “voting commitment”) that has not been disclosed to the company, including any voting commitment that could limit or interfere with such nominee’s ability to comply, if appointed as a director, with such nominee’s fiduciary duties under applicable law; and

(2)
neither they nor the requisitioning person nominating them nor any associated person of such requisitioning person is, nor will become, a party to any agreement, arrangement, understanding (whether written or oral) or relationship with any person other than the company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the company;

or alternatively a description of any such agreement, arrangement, understanding or relationship;

(d)
all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of such director, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (whether or not Regulation 14A under the Exchange Act applies to the company); and

(e)
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such requisitioning person or any associated person of such requisitioning person, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission under the Exchange Act if the requisitioning person making the nomination and any associated person of such requisitioning person on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

Any identified person or breaching person (as defined under articles 14 or 141, respectively), shall not be entitled to nominate a director in accordance with this article for so long as they are in breach of a statutory notice or any of the provisions of these articles, as applicable.

(B)
If Rule 14a-19 of the Exchange Act applies to the company, (i) for any requisitioning person nominating a person for appointment as director (and the beneficial owner of shares, if any, on whose behalf the nomination is being made), such letter must include a representation that the requisitioning person and/or beneficial owner of shares will, to the extent any proxies in support of director nominees other than the company’s nominees are solicited, (a) solicit proxies from holders of the company’s outstanding shares representing at least 67% of the voting rights of shares entitled to vote on the election of directors, (b) include a statement to that effect in its proxy statement and/or the proxy form, (c) otherwise comply with Rule 14a-19 of the Exchange Act and (d) provide the company secretary not less than five days prior to the meeting or any adjournment, rescheduling or postponement thereof, with reasonable documentary evidence (as determined by the company secretary in good faith) that such requisitioning person and/or beneficial owner of shares complied with such representation; (ii)  if a requisitioning person and/or beneficial owner of shares that intends to solicit proxies in support of director nominees other than the company’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to the above requirements, such requisitioning person and/or beneficial owner of shares shall inform the company of this change by delivering a notice in writing to the company secretary no later than two business days after the occurrence of such change; and (iii) if a requisitioning person and/or beneficial owner of shares providing such notice is not in compliance with such representation and these articles, no action shall be taken on such nomination and such nominee shall be deemed disqualified, notwithstanding that proxies in respect of such nominee may have been received by the company.

(C)
The company shall determine whether a nomination of a nominee by a requisitioning person complies with the requirements of article 86(A)(iii) and article 86(B). If a requisitioning person fails to comply with the requirements of article 86(A)(iii) and article 86(B) in nominating a nominee, the company shall not be obliged to put the resolution for appointment of the nominee to the general meeting (and such resolution may not be properly moved at the general meeting).

(D)
If at a general meeting, the number of directors approved to be appointed shall exceed the maximum number of directors set out in article 79, the first 20 directors approved to be appointed at the general meeting shall be so appointed and no further directors shall be appointed at such meeting.

87.	Position of Retiring Directors

A director retiring at a general meeting retires at the end of that meeting or (if earlier) when a resolution is passed to appoint another person in the director’s place.  Where a retiring director is re-appointed, the director continues as a director without a break.

88.	Vacation of Office by Directors

Any director automatically stops being a director if:

(i)	the director gives the company a written notice of resignation and the resignation becomes effective;

(ii)	the director gives the company a written notice in which the director offers to resign, the directors decide to accept this offer and the resignation becomes effective;

(iii)	all of the other directors (who must comprise at least three people) pass a resolution or sign a written notice removing the director as a director;

(iv)	the director is or has been suffering from mental or physical ill health and the directors pass a resolution removing the director from office;

(v)
the director has missed directors’ meetings (whether or not an alternate director appointed by the absent director attends those meetings) for a continuous period of six months without permission from the directors and the directors pass a resolution removing the director from office;

(vi)	a bankruptcy order is made against the director or the director makes any arrangement or composition with their creditors generally;

(vii)	the director is prohibited from being a director under the legislation; or

(viii)	the director ceases to be a director under the legislation or is removed from office under these articles.

If a director stops being a director for any reason, that person will also automatically cease to be a member of any committee or sub-committee of the directors.

89.	Alternate Directors

(A)
Any director can appoint any person (including another director) to act in their place (called an “alternate director”).  That appointment requires the approval of the directors, unless previously approved by the directors or unless the appointee is another director.  A director appoints an alternate director by sending a signed written notice of appointment to the office or to an address specified by the company or by tabling it at a meeting of the directors, or in such other way as the directors approve.

(B)
The appointment of an alternate director ends on the happening of any event which, if the alternate director were a director, would cause the alternate director to vacate that office.  It also ends if the alternate director resigns as an alternate director by written notice to the company or if the relevant appointor stops being a director, unless that director retires but is then re-appointed at the same general meeting.  Directors can also remove their alternates by a written notice sent to the office or to an address specified by the company or tabled at a meeting of the directors.

(C)
An alternate director is entitled to receive notices of meetings of the directors.  Alternate directors are entitled to attend and vote as a director at any meeting at which their appointor is not personally present and generally at that meeting are entitled to perform all of the functions of their appointor as a director.  The provisions of these articles regulating the meeting apply as if the alternate director (instead of the relevant appointor) were a director.  If the alternate director is also a director, or the alternate director attends any meeting as an alternate director for more than one director, that person can vote cumulatively for themselves and for each other director they represent but they cannot be counted more than once for the purposes of the quorum.  An alternate director’s signature to any resolution in writing of the directors is as effective as the signature of their appointor, unless the notice of their appointment provides to the contrary.  This article also applies in a similar fashion to any meeting of a committee of which the relevant appointor is a member.  Except as set out in this article, an alternate director:

(i)	does not have power to act as a director;

(ii)	is not deemed to be a director for the purposes of these articles; and

(iii)	is not deemed to be the agent of their appointor.

(D)
An alternate director is entitled to contract and be interested in and benefit from contracts, transactions or arrangements and to be repaid expenses and to be indemnified by the company to the same extent as if the alternate director were a director.  However, a person who acts as an alternate director is not entitled to receive from the company as an alternate director any pay, except for that part (if any) of the pay otherwise payable to that person’s appointor as the appointor may tell the company in writing to pay to the relevant alternate director.

90.	Executive Directors

(A)
The directors or any committee authorised by the directors can appoint one or more directors to any executive position, on such terms and for such period as they think fit.  They can also terminate or vary an appointment at any time.  The directors or any committee authorised by the directors will decide how much remuneration a director appointed to an executive office will receive (whether as salary, commission, profit share or any other form of remuneration) and whether this is in addition to or in place of the director’s fees as a director.

(B)
If the directors terminate the appointment, the termination will not affect any right of the company or the director in relation to any breach of any employment contract which may be involved in the termination.

91.	Directors’ Fees

Subject to the terms of the company’s remuneration policy, the directors or any committee authorised by the directors may decide how much to pay each director by way of fees.

92.	Additional Remuneration

The directors or any committee authorised by the directors can award extra fees to any director who serves on any committee or who devotes special attention to the business of the company or who otherwise, in their view, performs any special or extra services for the company.  In the case of executive directors, extra fees can take the form of salary, commission, profit-sharing or other benefits (and can be paid partly in one way and partly in another).  This is all decided by the directors or any committee authorised by the directors.

93.	Expenses

The company can pay the reasonable travel, hotel and incidental expenses of each director incurred in attending and returning from general meetings, meetings of the directors or committees of the directors or any other meetings which the director is entitled to attend as a director.  The company will pay all other expenses properly and reasonably incurred by each director in connection with the company’s business or in the performance of their duties as a director.  The company can also fund a director’s or former director’s expenditure and that of a director or former director of any holding company of the company for the purposes permitted by the legislation and can do anything to enable a director or former director or a director or former director of any holding company of the company to avoid incurring such expenditure all as provided in the legislation.

94.	Pensions and Gratuities for Directors

(A)
The directors or any committee authorised by the directors can decide whether to provide pensions, annual payments or other benefits to any director or former director of the company, or any relation or dependant of, or person connected to, such a person.  The directors can also decide to contribute to a scheme or fund or to pay premiums to a third party for these purposes.  The company can only provide pensions and other benefits to people who are or were directors but who have not been employed by, or held an office or executive position in, the company or any of its subsidiary undertakings or former subsidiary undertakings or any predecessor in business of the company or any such other company or to relations or dependants of, or persons connected to, these directors or former directors if the shareholders approve this by passing an ordinary resolution.

(B)
A director or former director will not be accountable to the company or the shareholders for any benefit provided pursuant to this article.  Anyone receiving such a benefit will not be disqualified from being or becoming a director of the company.

95.	Directors’ Interests

Conflicts of interest requiring authorisation by directors

(A)
The directors may, subject to the quorum and voting requirements set out in this article, authorise any matter which would otherwise involve a breach of that director’s duty under the legislation to avoid conflicts of interest (“conflict”).

(B)
A director seeking authorisation in respect of a conflict must tell the directors of the nature and extent of the relevant interest in a conflict as soon as possible. The director must give the directors sufficient details of the relevant matter to enable them to decide how to address the conflict together with any additional information which they may request.

(C)
Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a conflict. Such proposal and any authority given by the directors shall be effected in the same way that any other matter may be proposed to and resolved upon by the directors under the provisions of these articles except that:

(i)	the relevant director and any other director with a similar interest will not count in the quorum and will not vote on a resolution giving such authority; and

(ii)	the relevant director and any other director with a similar interest may, if the other directors so decide, be excluded from any meeting of the directors while the conflict is under consideration.

(D)	Where the directors give authority in relation to a conflict or where any of the situations described in paragraph (F) applies in relation to a director (“relevant situation”):

(i)
the directors may (whether at the relevant time or subsequently) (a) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at directors’ meetings or otherwise) related to the conflict or relevant situation; and (b) impose upon the relevant director such other terms for the purpose of dealing with the conflict or relevant situation as they think fit;

(ii)	the relevant director will be obliged to conduct themselves in accordance with any terms imposed by the directors in relation to the conflict or relevant situation;

(iii)
the directors may also provide that where the relevant director obtains (otherwise than through the director’s position as a director of the company) information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use or apply the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence;

(iv)	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

(v)
the directors may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation or variation in accordance with the terms of such authority.

Other conflicts of interest

(E)
If a director knows that they are in any way directly or indirectly interested in a proposed contract with the company or a contract that has been entered into by the company, they must tell the other directors of the nature and extent of that interest in accordance with the legislation.

(F)	If a director has disclosed the nature and extent of the relevant interest in accordance with paragraph (E), such director can do any one or more of the following:

(i)	have any kind of interest in a contract with or involving the company or another company in which the company has an interest;

(ii)
hold any other office or place of profit with the company (except that of auditor) in conjunction with the director’s office as a director for such period and upon such terms, including as to remuneration, as the directors may decide;

(iii)	alone, or through a firm with which the director is associated do paid professional work for the company or another company in which the company has an interest (other than as auditor);

(iv)
be or become a director or other officer of, or employed by or a party to a transaction or arrangement with, or otherwise be interested in any holding company or subsidiary company of the company or any other company in which the company has an interest; and

(v)
be or become a director of any other company in which the company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of the director’s appointment as a director of that other company.

Benefits

(G)
Directors do not have to hand over to the company or the shareholders any benefit they receive or profit they make as a result of anything authorised under paragraph (A) or allowed under paragraph (F) nor is any type of contract authorised under paragraph (A) or allowed under paragraph (F) liable to be avoided.

Quorum and voting requirements

(H)
A director cannot vote or be counted in the quorum on a resolution of the directors relating to appointing that director to a position with the company or a company in which the company has an interest or the terms or the termination of the appointment.

(I)
This paragraph applies if the directors are considering proposals about appointing two or more directors to positions with the company or any company in which the company has an interest.  It also applies if the directors are considering setting or changing the terms of their appointment.  These proposals can be split up to deal with each director separately.  If this is done, each director can vote and be included in the quorum for each resolution, except any resolution concerning themselves or concerning the appointment of another director to a position with a company in which the company is interested where the director has a relevant interest in it.

(J)
A director cannot vote or be counted in the quorum on a resolution of the directors about a contract in which that director has an interest and, if that director does vote, such vote will not be counted, but this prohibition will not apply to any resolution where that interest cannot reasonably be regarded as likely to give rise to a conflict of interest or where that interest is included in the following list:

(i)
a resolution about giving the director any guarantee, indemnity or security for money which the director or any other person has lent or obligations the director or any other person has undertaken at the request of or for the benefit of the company or any of its subsidiary undertakings;

(ii)
a resolution about giving any guarantee, indemnity or security to another person for a debt or obligation which is owed by the company or any of its subsidiary undertakings to that other person if the director has taken responsibility for some or all of that debt or obligation.  The director can take this responsibility by giving a guarantee, indemnity or security;

(iii)	a resolution about giving the director any other indemnity where all other directors are also being offered indemnities on substantially the same terms;

(iv)
a resolution about the company funding the director’s expenditure on defending proceedings or the company doing something to enable the director to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;

(v)
a resolution relating to an offer by the company or any of its subsidiary undertakings of any shares or debentures or other securities for subscription or purchase if the director takes part because the director is a holder (or beneficial owner) of shares, debentures or other securities or if the director takes part in the underwriting or sub-underwriting of the offer;

(vi)
a resolution about a contract in which the director has an interest because of the director’s interest in shares or debentures or other securities of the company or because of any other interest in or through the company;

(vii)
a resolution about a contract involving any other company if the director has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder in that company).  If the director has a relevant interest in that company and is aware of such interest, then this does not apply;

(viii)
a resolution about a contract relating to a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which gives the director benefits which are also generally given to the employees to whom the fund or scheme relates;

(ix)
a resolution about a contract relating to an arrangement for the benefit of employees of the company or of any of its subsidiary undertakings which only gives the director benefits which are also generally given to the employees to whom the arrangement relates;

(x)	a resolution about a contract relating to any insurance which the company can buy or renew for the benefit of directors or of a group of people which includes directors; and

(xi)
a resolution relating to the implementation of any transaction pursuant to which the company will become the ultimate holding company of AngloGold Ashanti Holdings plc pursuant to a scheme of arrangement, including a resolution relating to any other steps undertaken in connection therewith, and any documentation to be entered into relating to any such steps.

(K)
A director will be treated as having a relevant interest in a company if the director holds an interest in shares representing one per cent. or more of a class of equity share capital (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights of that company.  In relation to an alternate director, an interest of the appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.  Interests which are unknown to the director and which it is unreasonable to expect the director to know about are ignored.

(L)	Where a company in which a director has a relevant interest is interested in a contract, the director will also be treated as being interested in that contract.

(M)
Subject to these articles, the directors can exercise or arrange for the exercise of the voting rights attached to any shares in another company held by the company and the voting rights which they have as directors of that company in any way that they decide.  This includes voting in favour of a resolution appointing any of them as directors or officers of that company and deciding their remuneration.  Subject to these articles, they can also vote and be counted in the quorum as directors of the company in connection with any of these things.

(N)
If a question comes up at a meeting of the directors about whether a director (other than the chair of the meeting) has an interest in a contract and whether it is likely to give rise to a conflict of interest or whether a director can vote or be counted in the quorum and the director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chair of the meeting.  The chair of the meeting’s ruling about any other director is final and conclusive unless the nature or extent of the director’s interest (so far as it is known to that director) has not been fairly disclosed to the directors.  If the question comes up about the chair of the meeting, the question shall be decided by a resolution of the directors.  The chair of the meeting cannot vote on the question but can be counted in the quorum.  The directors’ resolution about the chair of the meeting is conclusive, unless the nature or extent of the chair’s interest (so far as it is known to the chair) has not been fairly disclosed to the directors.

General

(O)	References in this article to:

(i)	a contract include references to an existing or proposed contract and to an existing or proposed transaction or arrangement whether or not it is a contract; and

(ii)	a conflict of interest include a conflict of interest and duty and a conflict of duties.

(P)	The company can by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract which has not been properly authorised in accordance with this article.

96.	General Powers of Company Vested in Directors

(A)
The directors will manage the company’s business.  They can use all the company’s powers except where these articles say that powers can only be used by the shareholders voting to do so at a general meeting.  The general management powers under this article are not limited in any way by specific powers given to the directors by other articles.

(B)	The directors are, however, subject to:

(i)	the requirements of these articles; and

(ii)	any regulations laid down by the shareholders by passing a special resolution at a general meeting.

(C)
If a change is made to these articles or if the shareholders lay down any regulation relating to something which the directors have already done which was within their powers, that change or regulation cannot invalidate the directors’ previous action.

97.	Change of Name

The company may change its name by resolution of the directors.

98.	Borrowing Powers

The directors can exercise all the company’s powers:

(i)	to borrow money;

(ii)	to guarantee;

(iii)	to indemnify;

(iv)	to mortgage or charge all or any of the company’s undertaking, property and assets (present and future) and uncalled capital;

(v)	to issue debentures and other securities; and

(vi)	to give security, either outright or as collateral security, for any debt, liability or obligation of the company or of any third party.

99.	Agents

(A)
The directors can appoint anyone as the company’s attorney by granting a power of attorney or by authorising them in some other way.  Attorneys can either be appointed directly by the directors or the directors can give someone else the power to select attorneys.  The directors or the persons who are authorised by them to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys.  But they cannot give an attorney any power, authority or discretion which the directors do not have under these articles.

(B)
The directors can decide how long a power of attorney will last for and attach any conditions to it.  The power of attorney can include any provisions which the directors decide on for the protection and convenience of anybody dealing with the attorney.  The power of attorney can allow the attorney to grant any or all of the attorney’s power, authority or discretion to any other person.

(C)	The directors can:

(i)	delegate any of their authority, powers or discretions to any manager or agent of the company;

(ii)	allow managers or agents to delegate to another person;

(iii)	remove any people they have appointed in any of these ways; and

(iv)	cancel or change anything that they have delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

Any appointment or delegation by the directors which is referred to in this article can be on any conditions decided on by the directors.

(D)
The ability of the directors to delegate under this article applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.

100.	Delegation to Individual Directors

(A)
The directors can give a director any of the powers which they have jointly as directors (with power to sub-delegate).  These powers can be given on terms and conditions decided on by the directors either in parallel with, or in place of, the powers of the directors acting jointly.

(B)
The directors can change the basis on which such powers are given or withdraw such powers.  But if a person deals with an individual director in good faith without knowledge of the change or withdrawal, the person will not be affected by it.

(C)
The ability of the directors to delegate under this article applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.

101.	Registers

The company can keep an overseas, local or other register.  The directors can make and change any regulations previously made by them relating to any of such registers.

102.	Provision for Employees

The directors can exercise the powers under the legislation to make provision for the benefit of employees or former employees of the company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the business of the company or that subsidiary.

103.	Use of Seals

(A)	The directors must arrange for every seal of the company to be kept safely.

(B)	A seal can only be used with the authority of the directors or a committee authorised by the directors.

(C)
Subject to as otherwise provided in these articles, every document which is sealed using the common seal must be signed by one director and the secretary, or by two directors or by one director in the presence of a witness who attests the signature or by any other person or persons authorised by the directors.

(D)	Any document to which the official seal is applied need not be signed, unless the directors decide otherwise or the legislation requires otherwise.

(E)	The directors can resolve that the requirement for any counter-signature in this article can be dispensed with on any occasion.

104.	Indemnity of Directors

(A)	As far as the legislation allows this, the company:

(i)	can indemnify any director or former director of the company or of any associated company against any liability; and

(ii)	can purchase and maintain insurance against any liability for any director or former director of the company or of any associated company.

(B)	A director or former director of the company or of any associated company will not be accountable to the company or the shareholders for any benefit provided pursuant to this article.  Anyone receiving such a benefit will not be disqualified from being or becoming a director of the company.

Directors’ meetings

105.	Directors’ Meetings

The directors can decide when and where to have meetings and how they will be conducted.  They can also adjourn their meetings.  A directors’ meeting can be called by any director.  The secretary must call a directors’ meeting if asked to by a director.

106.	Notice of Directors’ Meetings

Directors’ meetings are called by giving notice to all the directors.  Notice is treated as properly given if it is given personally, by word of mouth or in writing to the director’s last known address or any other address given by the director to the company for this purpose.  Any director can waive their entitlement to notice of any directors’ meeting, including one which has already taken place and any waiver after the meeting has taken place will not affect the validity of the meeting or any business conducted at the meeting.

107.	Quorum

If no other quorum is fixed by the directors, the majority of the directors then appointed are a quorum.  Subject to these articles, if a director ceases to be a director at a directors’ meeting, that person can continue to be present and to act as a director and be counted in the quorum until the end of the meeting if no other director objects and if otherwise a quorum of directors would not be present.

108.	Directors below Minimum through Vacancies

The directors can continue to act even if one or more of them stops being a director.  If the number of directors falls below the minimum which applies under these articles (including any change to that minimum number approved by an ordinary resolution of shareholders), or the number fixed as the quorum for directors’ meetings, the remaining director(s) may continue to act to (i) appoint further directors and convene general meetings to make up the shortfall and (ii) to perform such other duties as are appropriate to maintain the company as a going concern and to comply with the company’s legal and regulatory obligations.

If no director or directors are willing or able to act under this article, any shareholder (excluding any shareholder holding shares as treasury shares) can call a general meeting to appoint extra directors(s).

109.	Appointment of Chair

(A)
The directors can appoint any director as chair or as deputy chair and can remove any such person from that office at any time.  If the person appointed as the chair is at a directors’ meeting, then such person will chair it.  In the absence of such person, the chair will be taken by a deputy chair, if one is present.  If more than one deputy chair is present, they will agree between them who should chair the meeting or, if they cannot agree, the deputy chair longest in office as a director will take the chair.  If there is no chair or deputy chair present within five minutes of the time when the directors’ meeting is due to start, the directors who are present can choose which one of them will be the chair of the meeting.

(B)
References in these articles to a deputy chair include, if no one has been appointed with that title, a person appointed to a position with another title which the directors designate as equivalent to the position of deputy chair.

110.	Competence of Meetings

A directors’ meeting at which a quorum is present can exercise all the powers and discretions of the directors.

111.	Voting

Matters to be decided at a directors’ meeting will be decided by a majority vote.  If votes are equal, the chair of the meeting has a second, casting vote.

112.	Delegation to Committees

(A)
The directors can delegate any of their powers or discretions to committees of one or more persons.  If the directors have delegated any power or discretion to a committee, any references in these articles to using that power or discretion include its use by the committee.  Any committee must comply with any regulations laid down by the directors.  These regulations can require or allow people who are not directors to be members of the committee, and can give voting rights to such people.  But:

(i)	there must be more directors on a committee than persons who are not directors; and

(ii)	a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were directors.

(B)
Unless the directors decide not to allow this, any committee can sub-delegate any of its powers or discretions to sub-committees.  Reference in these articles to committees include sub-committees permitted under this article.

(C)
If a committee consists of more than one person, the articles which regulate directors’ meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under this article.

(D)
The ability of the directors to delegate under this article applies to all their powers and discretions and is not limited because certain articles refer to powers and discretions being exercised by committees authorised by directors while other articles do not.

113.	Participation in Meetings

All or any of the directors can take part in a meeting of the directors by way of a conference telephone or any communication equipment which allows everybody to take part in the meeting by being able to hear each of the other people at the meeting and by being able to speak to all of them at the same time.  A person taking part in this way will be treated as being present at the meeting and will be entitled to vote and be counted in the quorum.

114.	Resolution in Writing

A resolution in writing must be signed by a majority of the directors who at the time are entitled to receive notice of a directors’ meeting and who would be entitled to vote on the resolution at a directors’ meeting, and who together meet the quorum requirement for directors’ meetings.  This kind of resolution is just as valid and effective as a resolution passed by those directors at a meeting which is properly called and held.  The resolution can be passed using several copies of the resolution if each copy is signed by one or more directors.

115.	Validity of Acts of Directors or Committee

Everything which is done by any directors’ meeting, or by a committee of the directors, or by a person acting as a director, or as a member of a committee, will be valid even if it is discovered later that any director, or person acting as a director, was not properly appointed.  This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director or was not entitled to vote.  In any of these cases, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this article.

Dividends

116.	Declaration of Dividends by Company

The company’s shareholders can declare dividends in accordance with the rights of the shareholders by passing an ordinary resolution.  No such dividend can exceed the amount recommended by the directors.

117.	Payment of Interim and Fixed Dividends by Directors

Notwithstanding article 116, if the directors consider that the financial position of the company justifies such payments, they can:

(i)	pay the fixed or other dividends on any class of shares on the dates prescribed for the payment of those dividends; and

(ii)	pay interim dividends on shares of any class of any amounts and on any dates and for any periods which they decide.

If the directors act in good faith, they will not be liable for any loss that any shareholders may suffer because a lawful dividend has been paid on other shares which rank equally with or behind their shares.

118.	Calculation and Currency of Dividends

(A)
All dividends will be declared and paid in proportions based on the amounts paid up on the shares during any period for which the dividend is paid.  Sums which have been paid up in advance of calls will not count as paid up for this purpose.  If the terms of any share say that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis.  This article applies unless these articles, the rights attached to any shares, or the terms of any shares, say otherwise.

(B)
Unless the rights attached to any shares, the terms of any shares or these articles say otherwise, a dividend or any other money payable in respect of a share can be paid in whatever currency the directors decide using an exchange rate selected by the directors for any currency conversions required.  The directors can also decide how any costs relating to the choice of currency will be met.

119.	Amounts Due on Shares can be Deducted from Dividends

If a shareholder owes the company any money for calls on shares or money in any other way relating to their shares, the directors can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of any share held by the shareholder.  Money deducted in this way can be used to pay amounts owed to the company.

120.	No Interest on Dividends

Unless the rights attached to any shares, or the terms of any shares, say otherwise, no dividend or other sum payable by the company on or in respect of its shares carries a right to interest from the company.

121.	Payment Procedure

(A)	Any dividend or other money payable in cash relating to a share can be paid:

(i)
by inter-bank transfer or by other electronic means directly to an account with a bank or other financial institution (or other organisations operating deposit accounts if allowed by the company) named in a written instruction from the persons entitled to receive the payment under this article;

(ii)	in the case of uncertificated shares, by means of the relevant system (provided the company has been authorised to do so by or on behalf of the shareholder);

(iii)	by sending a cheque, warrant or similar financial instrument payable to the shareholder who is entitled to it by post addressed to the shareholder’s registered address;

(iv)
by sending a cheque, warrant or similar financial instrument payable to someone else named in a written instruction from the shareholder (or all joint shareholders) and sent by post to the address specified in that instruction; or

(v)	in some other way requested in writing by the shareholder (or all joint shareholders) and agreed with the company.

(B)	In respect of the payment of any dividend or other money, the directors can decide and notify shareholders that:

(i)
one or more of the payment means described in paragraph (A) above will be used for payment and, where more than one means will be used, a shareholder (or all joint shareholders) may elect to receive payment by one of the means so notified in the manner prescribed by the directors;

(ii)	one or more of such means will be used for the payment unless a shareholder (or all joint shareholders) elects for another means of payment in the manner prescribed by the directors; or

(iii)	one or more of such means will be used for the payment and that shareholders will not be able to elect to receive the payment by any other means.

For these purposes the directors can decide that different means of payment will apply to different shareholders or groups of shareholders.

(C)	If:

(i)
a shareholder (or all joint shareholders) does not specify an address, or does not specify an account of a type prescribed by the directors, or does not specify other details, and in each case that information is necessary in order to make a payment of a dividend or other money in the way in which under this article the directors have decided that the payment is to be made or by which the shareholder (or all joint shareholders) has validly elected to receive the payment; or

(ii)	payment cannot be made by the company using the information provided by the shareholder (or all joint shareholders),

then the dividend or other money will be treated as unclaimed for the purposes of these articles.

(D)	For joint shareholders or persons jointly entitled to shares by law, payment can be made to the shareholder whose name stands first in the register. The company can rely on a receipt for a dividend or other money paid on shares from any one of them on behalf of all of them.

(E)
Cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money.  The company is treated as having paid a dividend if the cheque, warrant or similar financial instrument is cleared or if a payment is made through bank transfer or other electronic means.  The company will not be responsible for a payment which is lost or delayed. Once a dividend has been paid to a shareholder, the company’s obligation in respect of such dividend shall be discharged and no person may bring a claim against the company in respect of such dividend.

(F)	Dividends can be paid to a person who has become entitled to a share by law as if that person were the holder of the share.

122.	Uncashed Dividends

(A)	The company can stop sending dividend payments through the post, or cease using any other method of payment, for any dividend if:

(i)	for two consecutive dividends:

(a)	the dividend payments sent through the post have been returned undelivered or remain uncashed during the period for which they are valid; or

(b)	the payments by any other method have failed; or

(ii)	for any one dividend:

(a)	the dividend payment sent through the post has been returned undelivered or remains uncashed during the period for which it is valid; or

(b)	the payment by any other method has failed,

and reasonable enquiries have failed to establish any new postal address or account of the registered shareholder.

(B)	Subject to these articles, the company must recommence sending dividend payments if requested in writing by the shareholder, or the person entitled to a share by law.

123.	Forfeiture of Unclaimed Dividends

Where any dividends or other amounts payable on a share have not been claimed, the directors can invest them or use them in any other way for the company’s benefit until they are claimed.  The company will not be a trustee of the money and will not be liable to pay interest on it.  If a dividend or other money has not been claimed for six years after being declared or becoming due for payment, it will be forfeited and go back to the company unless the directors decide otherwise.

124.	Dividends Not in Cash

If recommended by the directors, the company can pass an ordinary resolution that a dividend be paid, and the directors can decide (without any shareholder approval requirement) that an interim dividend be paid, wholly or partly, in each case, by distributing specific assets (and, in particular, paid up shares or debentures of any other company).  Where any difficulty arises on such a distribution, the directors can resolve it as they decide.  For example, they can:

(i)	authorise any person to sell and transfer any fractions;

(ii)	ignore any fractions;

(iii)	value assets for distribution purposes;

(iv)	pay cash of a similar value to adjust the rights of shareholders; and/or

(v)	vest any assets in trustees for the benefit of more than one shareholder.

125.	Scrip Dividends

(A)
The directors can offer ordinary shareholders (excluding any shareholder holding shares as treasury shares) the right to choose to receive extra ordinary shares, which are credited as fully paid up, instead of some or all of their cash dividend.  Before they can do this, shareholders must have passed an ordinary resolution authorising the directors to make this offer.

(B)
The ordinary resolution can apply to some or all of a particular dividend or dividends or it can apply to some or all of the dividends, which may be declared or paid in a specified period.  The specified period must not end later than the third anniversary of the date on which the ordinary resolution is passed.

(C)
The directors can also offer shareholders the right to request new shares instead of cash for all future dividends (if a share alternative is available), until they tell or are treated as telling the company that they no longer wish to receive new shares.

(D)
A shareholder will be entitled to ordinary shares whose total “relevant value” is as near as possible to the cash dividend the shareholder would have received (disregarding any tax credit), but not more than it, and rounding down any fractions.  The relevant value of a share is the average value of the company’s ordinary shares for five consecutive dealing days selected by the directors starting on or after the day when the shares are first quoted “ex dividend”.  This average value is worked out from the middle market quotations for the company’s ordinary shares on the New York Stock Exchange (or any other publication of an investment exchange showing quotations for the company’s ordinary shares) for the relevant dealing days.

(E)	The ordinary resolution can require that the relevant value is worked out in some different way.

(F)
After the directors have decided how many new shares ordinary shareholders will be entitled to, they can notify them in writing of their right to opt for new shares.  This notice should also say how, where and when shareholders must notify the company if they wish to receive new shares.  Where shareholders have opted to receive new shares in place of all future dividends, if new shares are available, the company will not need to notify them of a right to opt for new shares.  No shareholders will receive a fraction of a share.  The directors can decide how to deal with any fractions left over.  For example, they can decide that the benefit of these fractions belongs to the company or that fractions are ignored or deal with fractions in some other way.

(G)
If a notice informing any shareholders of their right to opt for new shares is accidentally not sent or supplied or is not received (even if the company becomes aware of such failure to send or supply or non-receipt), the offer will not be invalid as a result nor give rise to any claim, suit or action.

(H)
The directors can exclude or restrict the right to opt for new shares or make any other arrangements where they decide that this is necessary or convenient to deal with any of the following legal or practical problems:

(i)	problems relating to laws of any territory, or

(ii)	problems relating to the requirements of any recognised regulatory body or stock exchange in any territory,

or where the directors believe that for any other reason the right should not be given.

(I)
If a shareholder has opted to receive new shares, no dividend on the shares for which the shareholder has opted to receive new shares (which are called the “elected shares”), will be declared or payable.  Instead, new ordinary shares will be allotted on the basis set out earlier in this article.  To do this, the directors will convert into capital the sum equal to the total amount of the new ordinary shares to be allotted.  They will use this sum to pay up in full the appropriate number of new ordinary shares.  These will then be allotted and distributed to the holders of the elected shares on the basis set out above.  The sum to be converted into capital can be taken from:

(i)	any amount which is then in any reserve or fund (including the share premium account, any capital redemption reserve and the profit and loss account or retained earnings); or

(ii)	any other sum which is available to be distributed.

The directors can do anything they think necessary to give effect to any such conversion into capital.

(J)
The new ordinary shares will rank equally in all respects with the existing fully paid up ordinary shares at the time when the new ordinary shares are allotted.  But, they will not be entitled to share in the dividend from which they arose, or to have new shares instead of that dividend.

(K)
The directors can decide that new shares will not be available in place of any cash dividend and the relevant dividend will instead be paid in cash.  They can decide this at any time before new shares are allotted in place of such dividend, whether before or after shareholders have opted to receive new shares.

(L)
The directors can decide how any costs relating to making new shares available in place of a cash dividend will be met.  For example, they can decide that an amount will be deducted from the entitlement of a shareholder under this article.

(M)
Unless the directors decide otherwise or unless the uncertificated securities rules require otherwise, any new ordinary shares which a shareholder has chosen to receive instead of some or all of the shareholder’s cash dividend will be:

(i)	uncertificated shares if the corresponding elected shares were uncertificated shares on the record date for that dividend; and

(ii)	certificated shares if the corresponding elected shares were certificated shares on the record date for that dividend.

(N)
The directors may not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the directors have sufficient authority to allot shares, to give effect to it after the basis of allotment is determined.

126.	Power to Capitalise Reserves and Funds

(A)	If recommended by the directors, the company’s shareholders can pass an ordinary resolution to capitalise any sum:

(i)	which is part of any of the company’s reserves (including premiums received when any shares were issued, capital redemption reserves, merger reserves or any other non-distributable reserves); or

(ii)	which the company is holding as net profits.

(B)
Unless the ordinary resolution states otherwise, the directors will use the sum which is capitalised by setting it aside for the ordinary shareholders on the register at the close of business on the day the resolution is passed (or another date stated in the resolution or fixed as stated in the resolution) and in the same proportions as the ordinary shareholders’ entitlement to dividends (or in other proportions stated in the resolution or fixed as stated in the resolution).  The sum set aside can be used:

(i)	to pay up some or all of any amount on any issued shares which has not already been called, or paid in advance; or

(ii)
to pay up in full or in part shares, debentures or other securities of the company which would then be allotted and distributed, credited as fully paid, to shareholders (or to another person who the company determines shall hold such shares for and on behalf of the shareholders).

Unless the ordinary resolution states otherwise, a share premium account, a capital redemption reserve, merger reserve or any other reserve or fund representing unrealised profits, can only be used to pay up in full the company’s shares that are then to be allotted and distributed, credited as fully paid, to shareholders (or to another person who the company determines shall hold such shares for and on behalf of the shareholders).  Where the sum capitalised is used to pay up in full shares that are then to be allotted and distributed, credited as fully paid, to shareholders (or to another person who the company determines shall hold such shares for and on behalf of the shareholders),  the company is also entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of shareholders to the distribution will be calculated on this basis.

(C)
The directors can appoint any person to sign a contract with the company on behalf of those who are entitled to shares, debentures or other securities under the resolution.  Such a contract is binding on all concerned.

127.	Settlement of Difficulties in Distribution

If any difficulty arises in connection with any distribution of any capitalised reserve or fund, the directors can resolve it in any way which they decide.  For example, they can deal with entitlements to fractions by deciding that the benefit of fractions belong to the company or that fractions are ignored or deal with fractions in some other way.

128.	Power to Choose Any Record Date

This article applies to any dividend on any shares, or any distribution, allotment or issue to the holders of any shares.  This can be paid or made to the registered holder or holders of the shares, or to anyone entitled in any other way, at a particular time on a particular day selected by the directors.  It will be based on the number of shares registered at that time on that day, even if this is before any resolution to authorise what is being done was passed.  This article applies whether what is being done is the result of a resolution of the directors, or a resolution at a general meeting.  The time and date can be before the dividend and so on is to be paid or made, or before any relevant resolution was passed.

Service of notices

129.	Strategic Reports with Supplementary Material

The company can send or supply copies of its strategic reports with supplementary material to its shareholders instead of copies of its full reports and accounts.

130.	Method of Service

(A)	The company can send or supply any notice, document, including a share certificate, or other information to a shareholder:

(i)	by delivering it to the shareholder personally;

(ii)	by addressing it to the shareholder and posting it to, or leaving it at, the shareholder’s registered address;

(iii)	through the relevant system, where it relates to uncertificated shares;

(iv)	as authorised in writing by the relevant shareholder;

(v)	where appropriate, by sending or supplying it in electronic form to an address notified by the relevant shareholder to the company for that purpose; or

(vi)	where appropriate, by making it available on a website and notifying the shareholder of its availability in accordance with this article.

Where there are joint shareholders, the notice, document or other information can be sent or supplied to any one of the joint holders and will be treated as having been sent or supplied to all the joint holders.

(B)
Where there are joint shareholders, anything which needs to be agreed or specified in relation to any notice, document or other information to be sent or supplied to them can be agreed or specified by any one of the joint shareholders.  The agreement or specification of the senior will be accepted to the exclusion of the agreement or specification of the other joint shareholder(s).  For this purpose, seniority will be determined by the order in which the joint shareholders’ names stand in the register in respect of the joint shareholding.

(C)
If on two consecutive occasions any notice, document or other information sent or supplied to a shareholder has been returned undelivered, the company need not send or supply further notices, documents or other information to that shareholder until the shareholder has communicated with the company and supplied the company (or its agents) with a new registered address, or a postal address for the service of notices and the despatch or supply of documents and other information, or has informed the company of an address for the service of notices and the sending or supply of documents and other information in electronic form.  Any notice, document or other information sent by post will be treated as returned undelivered if the notice, document or other information is sent back to the company (or its agents), and any notice, document or other information sent or supplied in electronic form will be treated as returned undelivered if the company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was sent.

(D)
The company may at any time and in its sole discretion choose (a) to serve, send or supply notices, documents or other information in hard copy form alone to some or all shareholders; and/or (b) not to serve, send or supply a notice, document or other information to a particular shareholder where it considers this necessary or appropriate to deal with legal, regulatory or practical problems in, or under the laws of, any territory.

(E)	A member whose registered address is outside the United Kingdom, the United States, South Africa or Ghana and who has not supplied to the company:

(i)	a postal address within the United Kingdom, the United States, South Africa or Ghana; or

(ii)	an address for the purposes of communications by electronic means,

for the service, sending or supply of notices, documents or other information, shall not be entitled to receive any notice, document or other information from the company.

131.	Record Date for Service

Where the company sends or supplies notices, documents or other information to shareholders, it can do so by reference to the shareholders’ register as it stands at any time not more than 15 days before the date the notice, document or other information is sent or supplied.  Any change of details on the register after that time will not invalidate the sending or supply and the company is not obliged to send or supply the same notice, document or other information to any person entered on the shareholders’ register after the date selected by the company.

132.	Members on Branch Registers

For a shareholder registered on a branch register, notices, documents or other information can be posted or despatched in the United Kingdom, the United States, South Africa or Ghana or in the country where the branch register is kept.

133.	Service of Notices on Persons Entitled by Transmission

(A)
This article applies where a shareholder has died or become bankrupt or is in liquidation, or where someone else has otherwise become entitled by law to that shareholder’s shares, but is still registered as a shareholder.  It applies whether the shareholder is registered as a sole or joint shareholder.

(B)
A person who is entitled to that shareholder’s shares by law, and who proves this to the reasonable satisfaction of the directors, can give the company a postal address for the sending or supply of notices, documents and other information and/or an address for the purposes of communications by electronic means.  If this is done, the company can send notices, documents and other information or, where applicable, a notification about the availability of the notice, document or other information on a website, to that address.

(C)
Otherwise, if any notice, document or other information is sent or supplied to the shareholder named on the register, this will be valid despite the shareholder’s death, bankruptcy or liquidation or the fact that any other event giving rise to an entitlement to the shares by law has occurred.  This applies even if the company knew about these things.  If any notice, document or other information is sent or supplied in accordance with this article, there is no need to send or supply it to any other people who may be involved.

(D)
The company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all persons who are entitled to a shareholder’s shares by law and may also in its sole discretion, where it considers necessary or appropriate to deal with legal, regulatory or practical problems in, or under the laws of, any territory, determine not to serve, send or supply a particular notice, document or other information to any particular such person.

134.	Deemed Delivery

(A)
If any notice, document or other information is given, sent or supplied by the company by post, it is treated as being received the day after it was posted if first class post (or a service similar to first class post) was used or 48 hours after it was posted if first class post (or a service similar to first class post) was not used. If a notice or document is sent by the company by airmail, it is treated as being received 72 hours after it was posted. In proving that any notice, document or other information was given, sent or supplied, it is sufficient to show that the envelope was properly addressed and put into the postal system with postage paid.

(B)
If any notice, document or other information is left by the company at a shareholder’s registered address or at a postal address notified to the company in accordance with these articles by a shareholder or a person who is entitled to a share by law, it is treated as being received on the day it was left.

(C)
If a notice is sent through a relevant system, it is treated as being received when the company, or any person acting for the company, sends the issuer-instruction relating to the notice, document or other information.

(D)
If any notice, document or other information is given, sent or supplied by the company using electronic means, it is treated as being received on the day it was sent even if the company becomes aware that the member failed to receive the relevant notice, document or information and even if the company subsequently sends a hard copy of such notice, document or other information by post.  In the case of any notice, document or other information made available on a website, the notice, document or other information is treated as being received on the day on which the notice, document or other information was first made available on the website, or, if later, when a notice of availability is received or treated as being received by the shareholder in accordance with these articles.  In proving that any notice, document or other information was given, sent or supplied by electronic means, it is sufficient to show that it was properly addressed.

(E)
If any notice, document or other information is given, sent or supplied by the company by any other means authorised in writing by a shareholder, it is treated as being received when the company has done what it was authorised to do by that shareholder.

(F)
Every person who becomes entitled to a share shall be bound by any notice (save for a notice under the legislation requiring particulars of interests in shares or the identity of persons interested in shares) in respect of that share which, before that person’s name is entered in the register, has been sent to a person from whom they derive title.

135.	Notice When Post Not Available

If the postal service in any of the United Kingdom, the United States, South Africa or Ghana is suspended or restricted, the directors only need to give notice of a meeting to shareholders in the affected countries with whom the company can communicate by electronic means and who have provided the company with an address for this purpose.  The company must also publish the notice in at least one United Kingdom, one United States and one South African national newspaper and make it available on its website from the date of such publication until the conclusion of the meeting or any adjournment of the meeting.  If it becomes generally possible to send or supply notices by post in hard copy form at least six clear days before the meeting, the directors will send or supply a copy of the notice by post to those who would otherwise receive it in hard copy form by way of confirmation.

General

136.	Inspection of Records

A shareholder is not entitled to inspect any of the company’s accounting records or other books or papers unless:

(i)	the legislation or a proper court order gives the shareholder that right;

(ii)	the directors authorise the shareholder to do so; or

(iii)	the shareholders authorise the shareholder to do so by ordinary resolution.

137.	Presumptions Where Documents Destroyed

(A)	The company can destroy or delete:

(i)
all transfer forms or instructions transferring shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry by the company on the register, after six years from the date of registration;

(ii)	all dividend and other payment instructions and notifications of a change of address or name, after two years from the date these were recorded;

(iii)	all cancelled share certificates, after one year from the date they were cancelled; and

(iv)	all proxy forms after one year from the date they were used if they were used for a poll, or after one month from the end of the meeting to which they relate if they were not used for a poll.

(B)
If the company destroys or deletes a document under this article, it is conclusively treated as having been a valid and effective document in accordance with the company’s records relating to the document.  Any action of the company in dealing with the document in accordance with its terms before it was destroyed or deleted is conclusively treated as having been properly taken.

(C)	This article only applies to documents which are destroyed or deleted in good faith and where the company is not on notice of any claim to which the document may be relevant.

(D)	If the documents relate to uncertificated shares, the company must comply with any requirements of the uncertificated securities rules which limit its ability to destroy or delete these documents.

(E)	This article does not make the company or the directors liable if:

(i)	they destroy or delete a document earlier than the time limit referred to in paragraph (A);

(ii)	they do not comply with the conditions in paragraph (C); or

(iii)	the company or the directors (as the case may be) would not be liable if this article did not exist.

(F)	This article applies whether a document is destroyed or deleted or disposed of in some other way.

Disclosure and takeovers

138.	General disclosure requirements

(A)	In this article:

(i)
“percentage level” means the percentage figure found by expressing the aggregate nominal value of all the shares in which the person has interests immediately before or (as the case may be) immediately after the relevant time as a percentage of the nominal value of the shares in issue and rounding that figure down, if it is not a whole number, to the next whole number;

(ii)	voting rights attached to the following shares are to be disregarded for the purposes of calculating the percentage level:

(a)	shares acquired for the sole purpose of clearing and settlement within a three day (or less) settlement cycle;

(b)	shares held by a depositary, custodian or nominee in their capacity as such;

(c)	shares acquired for stabilisation purposes; and

(d)	any other shares which the company determines (upon a request from the relevant person) may be disregarded for this purpose; and

(iii)
a person is deemed to hold voting rights if they would be so deemed in respect of those voting rights had the Disclosure Guidance and Transparency Rules of the Financial Conduct Authority applied to the company.

(B)
With effect from implementation of the AGA scheme, a person (other than a depositary, custodian or nominee in their capacity as such) must notify the company of the percentage level of the voting rights he holds or is deemed to hold if the percentage of those voting rights:

(i)	reaches, exceeds or falls below 3%, 4%, 5% and each 1% threshold thereafter up to 100%; or

(ii)	reaches, exceeds or falls below an applicable threshold in (i) as a result of events changing the breakdown of voting rights publicly disclosed by the company.

(C)	The notification must be made within two days of the day on which the notification requirement under (B) above arises and must state:

(i)	the number of voting rights in which the person making the notification holds or is deemed to hold;

(ii)	the chain of undertakings through which voting rights are deemed to be held, if applicable;

(iii)	the date on which the threshold was reached or crossed; and

(iv)	the identity of the person subject to the notification requirement.

(D)	The company may, but shall not be obliged to, make a public announcement of the information notified to the company pursuant to this article 138.

(E)
If a person fails to comply with the requirements of this article, or if the person makes a statement to the company in connection with the requirements of this article which is false or inadequate in some important way, the company may send such person a restriction notice in accordance with article 14 and the provisions of article 14 shall apply mutatis mutandis.

139.	Mandatory offers

(A)
Subject to (B) below, when any person (other than a depositary, custodian or nominee in their capacity as such) who, together with persons acting in concert with such person, is interested in shares which:

(i)
in the aggregate carry less than 30 per cent. of the voting rights of the company, such person may not acquire an interest in any other shares in the company which (taken together with shares in which such person or persons acting in concert with such person are interested) would carry 30 per cent. or more of the voting rights of the company; or

(ii)	in the aggregate carry not less than 30 per cent. but not more than 50 per cent. of the voting rights of the company, such person may not acquire an interest in any other shares in the company.

(B)	The restrictions in article 139(A) shall not apply to any acquisition of an interest in shares where:

(i)	the company consents in advance to the acquisition;

(ii)	the acquisition is made by way of acceptance of an offer which complies with the requirements of these articles;

(iii)	the acquisition is a result of the company redeeming or purchasing its own shares or interests in its shares; or

(iv)
persons (other than the acquirer and persons acting in concert with the acquirer) representing 50 per cent. or more of the voting rights state in writing (including by proxy) that they would not accept an offer made by the acquirer made pursuant to (C) below.

(C)	Subject to (D) below, when either:

(i)
any person (other than a depositary, custodian or nominee in their capacity as such) acquires, whether in a single transaction or by a series of transactions over a period of time, an interest in shares which (taken together with shares in which such person or persons acting in concert with such person are interested) carry 30 per cent. or more of the voting rights of the company; or

(ii)
any person (other than a depositary, custodian or nominee in their capacity as such) who, together with persons acting in concert with such person, is interested in shares which in the aggregate carry not less than 30 per cent. but not more than 50 per cent. of the voting rights of the company and such person, or any person acting in concert with such person, acquires an interest in any other shares which increases the percentage of the voting rights in which such person is interested, then such person shall extend an offer on the basis of (E) below to the holders of all the issued (and to be issued) shares in the company.

(D)	A person shall not be required to extend an offer pursuant to (C) above if:

(i)	the company agrees in advance that such acquisition shall not give rise to any requirement to extend an offer under (C) above;

(ii)	the acquisition is made by way of acceptance of an offer which complies with the requirements of these articles;

(iii)	the acquisition results from the company redeeming or purchasing its own shares or interests in its shares; or

(iv)
persons (other than the acquirer and persons acting in concert with the acquirer) representing 50 per cent. or more of the voting rights state in writing (including by proxy) that they would not accept an offer made by the acquirer made pursuant to (C) above.

(E)	Save with the prior consent of the company, an offer made pursuant to (C) above:

(i)
shall be conditional only upon the offeror having received acceptances in respect of shares which, together with shares acquired or agreed to be acquired before or during the offer, will result in the offeror holding shares carrying more than 50 per cent. of the voting rights of the company;

(ii)
must be in cash or accompanied by a cash alternative, in each case, at not less than the highest price paid by the offeror (or any person acting in concert with the offeror) for any interests in shares in the company within the preceding 12 months; and if, after the requirement to make an offer pursuant to (C) above arises and before the offer closes for acceptance, the offeror (or any person acting in concert with the offeror) acquires any interest in shares at above the offer price, the offeror shall increase its cash offer price to not less than the highest price paid for the interest in shares so acquired; and

(iii)
must be made in writing and must be open for acceptance for a period of not less than 21 days and, if the offer becomes or is declared unconditional, the offer must remain open for not less than 14 days and the offeror must give at least 14 days’ notice before the offer is closed.

(F)
Save with the prior consent of the company, if any director of the company (or any of his or her affiliates) sells an interest in shares to a person (or enters into options, derivatives or other transactions) as a result of which that person is required to make an offer under (C) above, such director must ensure that as a condition of the sale (or other relevant transaction), the person undertakes to comply with the requirements of this article. In addition, except with the prior consent of the company (such decision to be made excluding the relevant director), such director shall not resign from the board of directors until the offer becomes or is declared unconditional.

(G)
Save with the prior consent of the company and notwithstanding any other provision of this article, no acquisition of any interest in shares in the company which would give rise to a requirement for an offer under this article may be made if the making or implementation of such offer would or might be dependent on the passing of a resolution at any meeting of shareholders of the offeror or upon any other conditions, consents or arrangements, save for the condition set out in paragraph (E)(i) of this article.

140.	Voluntary offers

(A)	This article shall not apply to an offer made pursuant to article 139(C).

(B)
Save with the prior consent of the company, where an offeror (other than a depositary, custodian or nominee in their capacity as such) or any person acting in concert with it has acquired an interest in shares in the company:

(i)	within the three month period prior to the commencement of the offer period;

(ii)	during the offer period; or

(iii)
prior to the three month period referred to in (i) if in the view of the company there are circumstances which render such a course necessary in order to ensure that all shareholders, and other persons with an interest in the company’s shares, are treated equally, any offer made to shareholders of the same class shall not be on less favourable terms and if the acquisition is made during the offer period, the offeror shall increase its cash offer price to, or make available a cash alternative at a price of, not less than the highest price paid for the interest in shares so acquired and must immediately announce that a revised offer will be made.

(C)	Save with the prior consent of the company, an offeror must make its offer in cash or with a cash alternative where:

(i)
during the offer period and within the 12 months prior to its commencement, the offeror (together with any person acting in concert with it) has acquired for cash an interest which represents 10 per cent. or more of the shares of that class in issue, in which case the offer for that class shall be in cash or accompanied by a cash alternative, in each case, at not less than the highest price paid by the offeror or any person acting in concert with it for any interest in shares of that class acquired during the offer period and within 12 months prior to its commencement;

(ii)
during the offer period, the offeror (together with any person acting in concert with it) acquires for cash any interest in shares in the company, in which case the offer for that class shall be in cash or accompanied by a cash alternative, in each case, at not less than the highest price paid by the offeror or any person acting in concert with it for any interest in shares of that class acquired during the offer period; or

(iii)
the company considers that there are circumstances which render a cash offer or cash alternative necessary in order to ensure that all shareholders, and other persons with an interest in the company’s shares, are treated equally.

(D)
Save with the prior consent of the company and subject to applicable law, where the offeror (or any person acting in concert with the offeror) has acquired an interest in 10 per cent. or more of any class of shares in the company in exchange for securities in the three month period prior to the commencement of and during the offer period, equivalent securities should be offered to all other holders of shares of that class under the offer.

(E)
Any offer must be open for acceptance for a period of not less than 21 days and, if the offer becomes or is declared unconditional, the offer must remain open for not less than 14 days and the offeror must give at least 14 clear days’ notice before the offer is closed.

(F)
Save with the prior consent of the company, it must be a condition of any offer which, if accepted in full, would result in the offeror holding shares carrying over 50 per cent. of the voting rights of the company that the offer will not become or be declared unconditional unless the offeror has acquired or agreed to acquire (either pursuant to the offer or otherwise) shares carrying over 50 per cent. of the voting rights.

(G)
Save with the prior consent of the company, an offer must not be subject to any conditions or pre-conditions which depend solely on subjective judgements by the offeror or its directors or the fulfilment of which is in their hands.

(H)	Subject to article 140(I) and save with the prior consent of the company, an offer under this article 140 must not be made subject to a condition or pre-condition relating to financing.

(I)
Notwithstanding article 140(H), if an offer is for cash or includes a cash element and the offeror proposes to finance the cash consideration by an issue of new securities, the offer must be made subject to any condition required, as a matter of law or regulatory requirement, in order validly to issue such securities or to have them listed or admitted to trading.

(J)	The company’s consent is required for any offer which would constitute a partial offer under the Takeover Code.

141.	General takeover provisions and enforcement

(A)	Within 28 days of any announcement that first identifies it as an offeror (or such longer period as the company may determine), the offeror must either:

(i)	announce a firm intention to make an offer, in which case the offeror will be required to post its offer document within 28 days (or such other period as the company may determine); or

(ii)
announce that it does not intend to make an offer, in which case, unless the company determines otherwise, the offeror and/or any person acting in concert with the offeror shall not be permitted, for a period of six months (or such other period as the company may determine): (a) to announce an offer or possible offer; (b) to acquire any interest in shares of the company if any such person would thereby become obliged under article 139(C) to make an offer; or (c) to make any  statement or take any other action which raises or confirms the possibility, in the sole discretion of the company, that an offer might be made for shares in the company.

(B)
Within 2 business days of any announcement that first identifies it as an offeror, the offeror must notify the company of any interest it (together with any person acting in concert with the offeror) holds in the shares of the company.

(C)
If the offeror or any person acting in concert with the offeror deals in any interests in shares in the company during an offer period, it must notify the company of such dealing (and the interest in shares it (together with any person acting in concert with it) holds following such dealing) by no later than 12 noon on the business day following such dealing.

(D)
Save with the prior consent of the company, if the company has more than one class of shares at the time that an offer is made, a comparable offer (in accordance with the requirements under the Takeover Code) must be made for each class whether such shares carry voting rights or not. An offer for non-voting shares should not be made conditional on any particular level of acceptances in respect of that class, or on the approval of that class, unless the offer for the voting shares is also conditional on the success of the offer for the non-voting shares. Subject to (E) below, classes of non-voting, non-equity share capital need not be the subject of an offer.

(E)
Save with the prior consent of the company, when an offer is made for voting shares in the company or for other transferable securities carrying voting rights in the company and the company has convertible securities, warrants or options outstanding, the offeror must make an appropriate offer or proposal (in accordance with the requirements under the Takeover Code) to the holders of such convertible securities, warrants or options to ensure that their interests are safeguarded.

(F)	The company shall have the power to:

(i)
without prejudice to article 14, require any person to provide details of: (i) any persons acting in concert with such person; (ii) any interests in shares of such person (or any persons acting in concert with such person); and (iii) any other information, as in each case the company considers appropriate to determine any of the matters under articles 139 to 141;

(ii)	make such determinations under articles 139 to 141 as it thinks fit, either after calling for submissions from affected persons or other persons or without calling for such submissions;

(iii)	take such other action as it thinks fit for the purposes of articles 139 to 141, including:

(a)	prescribing rules (not inconsistent with these articles);

(b)	setting deadlines for the provision of information;

(c)	drawing adverse inferences where information requested is not provided;

(d)	making determinations or interim determinations;

(e)	appointing an expert to advise the company on any issues arising from articles 139 to 141, including any questions of interpretation;

(f)	executing documents on behalf of a shareholder;

(g)	converting any relevant shares held in uncertificated form into certificated form, or vice versa;

(h)	paying costs and expenses out of proceeds of sale; and

(i)	changing any decision or determination or rule previously made.

(G)
If a person fails to comply with any of the provisions of articles 139 to 141 or fails to comply with the requirements in respect of an offer and persists in such failure for 14 days after the date of service of a notice by the company on such person (which notice shall specify the provisions or obligations which have not been complied with and shall require compliance therewith) (a “breaching person”), the company shall have the power, in respect of any shares in which such breaching person (or any person acting in concert with them) are interested  (the “relevant shares”), to:

(i)	determine that the relevant shares no longer give the shareholder who holds such relevant shares or any other person any right to attend, either personally or by proxy, a shareholders’ meeting;

(ii)
determine that any votes cast or purported to be cast by or on behalf of the breaching person (or any person acting in concert with them) or in respect of the relevant shares, shall be disregarded and not taken into account at any general meeting or at any separate meeting of the holders of a class of shares or on any poll;

(iii)
determine that, without prejudice to the right of any shareholder under the legislation, the relevant shares no longer give the holder of the relevant shares or any other person any right to requisition a resolution at an annual general meeting and/or to call a general meeting;

(iv)	determine that any dividend or other distribution (or any part of a dividend or other distribution) or other amount payable in respect of the relevant shares shall be withheld by the company, which shall have no obligation to pay interest on it, and that the breaching person shall not be entitled to elect to receive shares instead of a dividend;

(v)
determine that no transfer of any certificated relevant shares to or from the breaching person (or any person acting in concert with them) shall be registered unless the directors are satisfied that the transfer would constitute an independent third party sale. In order to enforce the restriction in this sub-paragraph (which, for the avoidance of doubt, shall not apply to any shares held by a DTC depositary), the directors can give notice to the relevant shareholder requiring the shareholder to change relevant shares which are uncertificated shares to certificated shares by the time given in the notice and to keep them in certificated form for as long as the directors require.  The notice can also say that the relevant shareholder may not change any relevant shares which are certificated shares to uncertificated shares.  If the shareholder does not comply with the notice, the directors can authorise any person to instruct the operator of the relevant system to change any relevant shares which are uncertificated shares to certificated shares in the name and on behalf of the relevant shareholder; and/or

(vi)
where the breaching person is not a shareholder, require the shareholder holding the relevant shares to transfer, at the company’s direction, the relevant shares to the breaching person or to such other nominee as the company may determine in its sole discretion for nil consideration and on such other terms and conditions as the company may determine. To give effect to any transfer of shares required under this article, the holder of such shares hereby irrevocably and unconditionally appoints the company as its attorney to transfer the shares and do all such other things and execute and deliver all such documents or deeds as may, in the sole discretion of the company, be necessary or desirable to transfer the shares on such terms and conditions as the company may determine. The company, as attorney, shall be empowered to execute and deliver as transferor a stock transfer form on behalf of the relevant shareholder and the company may register the transferee as holder thereof and issue to it certificates for the shares. The provisions of this article 141(G)(vi) shall not apply to any shares that are held by a DTC depositary.

(H)
The restrictions in (G) above, may be lifted at the direction of the company and shall be lifted when: (i) the breaching person has proved to the reasonable satisfaction of the company that it has transferred its interest in the company’s shares to a new beneficial owner that is not affiliated or acting in concert with the breaching person; or (ii) the provisions of this article relating to an offer or, as the case may be, the requirements in respect of an offer, have been complied with in full.

(I)
The company has full authority to determine the application of articles 139 to 141 including as to the deemed application of relevant parts of the Takeover Code (as if it applied to the company). Such authority shall include all discretion vested in the Takeover Panel (as if the Takeover Code applied to the company). Any resolution or determination of, or decision or exercise of any discretion or power by, the company acting in good faith and on such grounds as the company shall consider reasonable (and the company may rely fully on the advice of any expert appointed pursuant to (F)(iii)(e) above) shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever and, in the absence of fraud, the company shall not owe any duty of care to or have any liability to any person in respect of any cost, loss or expense as a result of any such resolution, determination, decision or exercise of any discretion or power. The company shall not be required to provide any reasons for any decision, determination, resolution or declaration taken or made in accordance with articles 139 to 141.

(J)
Any one or more of the directors may act as agent of any shareholder in relation to the execution of documents and other actions to be taken in respect of relevant shares as determined by the company under articles 139 to 141.

(K)
The company’s consent is required for any offer for interests in shares in the company that (i) purports to exclude U.S. jurisdictional means; or (ii) is conducted in accordance with Rule 14d-1(c) (Tier I exemption) or Rule 14d-1(d) (Tier II exemption) under the Exchange Act, or any successor provisions thereof.

(L)
Where any relevant shares are held by a depositary, custodian or nominee (in its capacity as such), the provisions of this article 141 shall be treated as applying only to such relevant shares held by the depositary, custodian or nominee on behalf of breaching persons and not to any other shares held by the relevant depositary, custodian or nominee.

(M)
No depositary, custodian or nominee shall be in breach of article 139(A) or 139(C) or be a breaching person solely as a result of holding any shares (or interests in shares) in its capacity as depositary, custodian or nominee, provided that any shares held by any such depositary, custodian or nominee (or in which such depositary, custodian or nominee is interested) may still be relevant shares for purposes of these articles.

(N)	Where used in articles 139 to 141:

(i)	the phrases “voting rights”, “offer” and “offeror” shall have the meaning ascribed to them in the Takeover Code;

(ii)	the phrase “interests in shares” shall have the meaning ascribed to the definition of “interests in securities” under the Takeover Code;

(iii)
“offer period” shall mean the period that commences when the first announcement is made of an offer or possible offer for the company and which ends when an announcement is made that an offer has become or has been declared unconditional, that a scheme of arrangement has become effective, that all announced offers have been withdrawn or have lapsed or when an announcement is made that the offeror does not intend to make an offer; and

(iv)
a person shall be regarded as “acting in concert” with another or others if (i) unless the company determines otherwise, such person would be regarded or presumed to be acting in concert with another or others under the definition of “acting in concert” under the Takeover Code or (ii) the company so determines.

(O)	Articles 139 to 141 only apply while the Takeover Code does not apply to the company.

Miscellaneous

142.	Exclusive jurisdiction

(A)	Any proceeding, suit or action (other than those arising under the Securities Act or the Exchange Act):-

(i)	between a shareholder or a beneficial owner of shares in their capacity as such and the company and/or its directors arising out of or in connection with these articles or otherwise; and/or

(ii)
to the fullest extent permitted by law, between the company and any of its directors in their capacities as such or as employees of the company, including all claims made by or on behalf of the company against its directors, may only be brought in the courts of England and Wales.

(B)
Damages alone may not be an adequate remedy for any breach of these articles, so that in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

(C)	The governing law of these articles and any proceeding, suit or action arising out of or in connection with these articles (whether contractual or non-contractual), is the law of England and Wales.

(D)	The company shall be entitled to enforce this article 142 for its own benefit, and that of its directors and subsidiary undertakings.

(E)
Unless the company by ordinary resolution consents to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any proceeding, suit or action arising under the Securities Act or the Exchange Act.

(F)
Any person or entity purchasing or otherwise acquiring or holding any interest in the company’s shares shall be deemed to have notice of and consented to the provisions of this article 142 including in particular submission to the jurisdiction of the courts of England and Wales in relation to any proceeding, suit or action (other than those arising under the Securities Act or the Exchange Act).

GLOSSARY

About the Glossary

This Glossary is to help readers understand the company’s articles.  Words are explained as they are used in the articles - they might mean different things in other documents.  This Glossary is not legally part of the articles and it does not affect their meaning. The explanations are intended to be a general guide - they are not precise.  Words and expressions which are printed in bold in a definition have their own general explanation of their meaning which is contained in this Glossary.

abrogate If the special rights of a share are abrogated, they are cancelled or withdrawn.

adjourn Where a meeting breaks up, to be continued at a later time or day, at the same or a different place.

allot When new shares are allotted, they are set aside for the person they are intended for.  This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason.  As soon as a share is allotted, that person has the right to have their name put on the register of shareholders.  When the person has been registered, the share has also been issued.

asset Anything which is of any value to its owner.

attorney An attorney is a person who has been appointed to act for another person.  The person is appointed by a formal document, called a “power of attorney”.

brokerage Commission which is paid to a broker by a company issuing shares where the broker’s clients have applied for shares.

call A call to pay money which is due on shares which has not yet been paid.  This happens if the company issues shares which are partly paid, where money remains to be paid to the company for the shares.  The money which has not been paid can be “called” for.  If all the money to be paid on a share has been paid, the share is called a “fully paid share”.

capitalise To convert some or all of the reserves of a company into capital (such as shares).

capital redemption reserve A reserve which a company may have to set up to maintain the level of its capital base when shares are redeemed or bought back.

certificated form A shareholder holds a share or other security in certificated form if it is not able to be held in uncertificated form or, if it is able to be held in uncertificated form but that shareholder has requested that a certificate be issued for that share or other security (see also uncertificated form).

company representative If a corporation owns shares, it can appoint a company representative to attend a shareholders’ meeting to speak and vote for it.

consolidate When shares are consolidated, they are combined with other shares - for example, three $1 shares might be consolidated into one new $3 share.

debenture A typical debenture is a long-term borrowing by a company.  The loan usually has to be repaid at a fixed date in the future and carries a fixed rate of interest.

declare Generally, when a dividend is declared, it becomes due to be paid.

derivative claim An action which may be brought by a member on behalf of the company to enforce liability for breach by a director of the director’s duties to the company.

electronic form A document is in electronic form if it is either sent by electronic means or it is sent by other means while in an electronic form e.g. a CD ROM.

electronic means Communication or participation is by electronic means if it is by means of a telecommunications system.  It includes telephone communications, electronic mail and other devices or systems allowing electronic communication.

entitled to a share by law In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in their own name or to require the shares to be transferred to another person.  When a shareholder dies, or the sole survivor of joint shareholders dies, the shareholder’s personal representatives have this right.  If a shareholder is made bankrupt, the shareholder’s trustee in bankruptcy has the right.

ex dividend Once a share has gone ex-dividend, a person who buys the share in the market will not be entitled to the dividend which has been declared shortly before it was bought.  The seller remains entitled to this dividend even though it will be paid after the seller has sold the relevant share.

executed A document is executed when it is signed or sealed or made valid in some other way.

exercise When a power is exercised, it is used.

forfeit and forfeiture When a share is forfeited it is taken away from the shareholder and goes back to the company.  This process is called “forfeiture”.  This can happen if a call on a partly paid share is not paid on time.

fully paid shares When all of the money or other property which is due to the company for a share has been paid or received, a share is called a “fully paid share”.

hard copy form A document is in hard copy form if it is in a paper copy or similar form.

indemnity and indemnify If a person gives another person an indemnity, the person giving the indemnity promises to make good any losses or damage which the other might suffer.  The person who gives the indemnity is said to “indemnify” the other person.

in issue See issue.

instruments Formal legal documents.

issue When a share has been issued, everything has been done by a company to make the shareholder the owner of the share.  In particular, the shareholder’s name has been put on the register.  Existing shares which have been issued are called “in issue”.

joint and several liability A person who is jointly and severally liable is liable together with others and is also liable separately.

lien Where the company has a lien over shares, it can take the dividends, and any other payments relating to the shares which it has a lien over, or it can sell the shares, to repay the debt and so on.

members Shareholders.

nominal amount or nominal value The amount of the share shown in a company’s account. The nominal value of the company’s ordinary shares is $1 on the date on which these articles were adopted. This amount is shown on the share certificate for a share.  When a company issues new shares this can be for a price which is at a premium to the nominal value.  When shares are bought and sold on the stock market this can be for more, or less, than the nominal value.  The nominal value is sometimes also called the “par value”.

officer The term officer includes (subject to the provisions of the articles) a director, secretary, any employee who reports directly to a director or any other person who the directors decide should be an officer.

ordinary resolution A decision reached by a simple majority of votes - that is by more than 50 per cent. of the votes cast.

partly paid shares If any money remains to be paid on a share, it is said to be partly paid.  The unpaid money can be “called” for.

personal representatives A person who is entitled to deal with the property (the “estates”) of a person who has died.  If the person who has died left a valid will, the will appoints “executors” who are personal representatives.  If the person died without a will, the courts will appoint one or more “administrators” to be the personal representatives.

poll On a vote taken on a poll, the number of votes which a shareholder has will depend on the number of shares which the shareholder owns.  An ordinary shareholder has one vote for each share they own.  A poll vote is different to a vote taken on a show of hands, where each person who is entitled to vote has just one vote, however many shares they own.

power of attorney A formal document which legally appoints one or more persons to act on behalf of another person.

pre-emption rights The right of some shareholders which is given by the legislation to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else.  This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

premium If a company issues a new share for more than its nominal value, the amount above the nominal value is the premium.

proxy A proxy is a person who is appointed by a shareholder to attend a meeting and vote for that shareholder.  A proxy is appointed by using a proxy form, which may be electronic.  A proxy does not have to be a shareholder.  A proxy can vote on a poll and on a show of hands under the company’s articles.

proxy form A form (including an electronic form) which shareholders can use to appoint a proxy to attend a meeting and vote on their behalf.  The proxy forms are sent out by the company and must be returned to the company before the meeting to which they relate.

quorum The minimum number of shareholders or directors who must be present before a shareholders’ or, as appropriate, directors’ meeting can start.  When this number is reached, the meeting is said to be “quorate”.

rank When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares.  For example, a share which ranks ahead of (or above) another share in sharing in a company’s income is entitled to have its dividends paid first, before any dividends are paid on shares which rank below (or after) it.  If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, and then to shares which rank next.  The same applies for repayments of capital.  Capital must be paid first to shares which rank first in sharing in the company’s capital, and then to shares which rank next.  A company’s preference shares (if it has any) generally rank ahead of its ordinary shares.

redeem, redemption and redeemable When a share is redeemed, it goes back to the company in return for a sum of money which was fixed (or calculated from a formula fixed) before the share was issued.  This process is called “redemption”.  A share which can be redeemed is called a “redeemable” share.

renounces and renunciation Where a share has been allotted, but nobody has been entered on the share register for the share, it can be renounced to another person.  This transfers the right to have the share registered to another person.  This process is called “renunciation”.

reserves A fund which has been set aside in the accounts of a company - profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve by the company.

revoke To withdraw or cancel.

satellite meeting Where a general meeting is held in more than one venue simultaneously, with those attending at different venues being able to communicate with each other by electronic means, the meeting at any venue where the chair is not physically present is known as a satellite meeting.

shadow director Where the directors of a company are accustomed to act in accordance with directions or instructions given by a person, that person is known as a shadow director.  This does not include the company’s professional advisers.

share premium account If a new share is issued by a company for more than its nominal value, the amount above the nominal value is the premium and the total of these premiums is held in a reserve (which cannot be used to pay dividends) called the share premium account.

show of hands A vote where each person who is entitled to vote has just one vote, however many shares they hold.

special resolution A decision reached by a majority of at least 75 per cent. of votes cast.

special rights These are the rights of a particular class of shares as distinct from rights which apply to all shares generally.  Typical examples of special rights are: where the shares rank; their rights to sharing in income and assets; and voting rights.

statutory declaration A formal way of declaring something in writing.  Particular words and formalities must be used - these are laid down by the Statutory Declarations Act of 1835.

sub-divide When shares are subdivided they are split into shares which have a smaller nominal amount.  For example, a $1 share might be subdivided into two 50c shares.

subject to Means that something else has priority, or prevails, or must be taken into account.  When a statement is subject to something this means that the statement must be read in the light of that other thing, which will prevail if there is any conflict.

subsidiary A company which is controlled by another company (for example, because the other company owns a majority of its shares) is called a subsidiary of that company.  This is defined in more detail in the legislation.

subsidiary undertaking This is a term used by the legislation.  It has a wider meaning than subsidiary.  Generally speaking, it is a company which is controlled by another company because the other company:

●	has a majority of the votes in the company, either alone or acting with others;

●	is a shareholder who can appoint or remove a majority of the directors; or

●	can exercise dominant influence over the company because of anything in the company’s memorandum or articles or because of a certain kind of contract.

treasury shares Shares in the company which were bought by the company as provided by the legislation and which have been held by the company continuously since being bought are called treasury shares.

trustees People who hold property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a “trust”.

uncertificated form A share or other security is held in uncertificated form if no certificate has been issued for it.  A share or other security held in uncertificated form is eligible for settlement in any relevant system.

underwriting A person who agrees to buy new shares if they are not bought by other people underwrites the share offer.

warrant or dividend warrant Similar to a cheque for a dividend.